FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$716,328,406

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-SG1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Société Générale

Liberty Island Group I LLC

Basis Real Estate Capital II, LLC

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

 Commercial Mortgage Pass-Through Certificates
Series 2015-SG1

August 3, 2015

WELLS FARGO SECURITIES		SOCIÉTÉ GÉNÉRALE
Co-Lead Manager and		Co-Lead Manager and
Co-Bookrunner		Co-Bookrunner

Citigroup Co-Manager	Morgan Stanley Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Patrick Henry Mall

Loan Information	Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC / Société Générale	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR	Property Type:	Retail
Original Principal Balance(1):	$69,500,000	Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$69,414,394	Location:	Newport News, VA
% of Initial Pool Balance:	9.7%	Size:	432,401 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF(1):	$222.20
Borrower Name:	PR Patrick Henry LLC	Year Built/Renovated:	1988/2005
Sponsor:	PREIT Associates, L.P.	Title Vesting:	Fee
Mortgage Rate:	4.352%	Property Manager:	Self-managed
Note Date:	June 30, 2015	3rd Most Recent Occupancy (As of):	97.8% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	96.5% (12/31/2013)
Maturity Date:	July 5, 2025	Most Recent Occupancy (As of):	97.4% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	91.1% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$10,666,262 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$11,139,912 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$11,123,707 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$16,870,516
Additional Debt Type(1):	Pari Passu	U/W Expenses:	$6,342,794
U/W NOI:	$10,527,722
U/W NCF:	$9,524,644
U/W NOI DSCR(1):	1.83x
U/W NCF DSCR(1):	1.66x
Escrows and Reserves(2):	U/W NOI Debt Yield(1):	11.0%
U/W NCF Debt Yield(1):	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(3):	$155,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 24, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.0%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	49.9%

(1)	The Patrick Henry Mall Loan Combination, totaling $96,200,000, is comprised of three pari passu notes (Note A-1, Note A-2, and Note A-3). Notes A-1 and A-2 had a combined original principal balance of $69,500,000, have a combined outstanding principal balance as of the Cut-Off Date of $69,414,394 and will be contributed to the WFCM 2015-SG1 Trust. Note A-3 had an original principal balance of $26,700,000, is currently held by Société Générale and is expected to be contributed to a future trust or trusts. All statistical financial information related to the balances per SF, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.
(2)	See “Escrows” section.
(3)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Patrick Henry Mall Loan Combination”) that is evidenced by three promissory notes that are secured by a first mortgage encumbering a regional mall located in Newport News, Virginia (the “Patrick Henry Mall Property”). The Patrick Henry Mall Loan Combination was co-originated on June 30, 2015 by Prudential Mortgage Capital Company and Société Générale. The Patrick Henry Mall Loan Combination had an original principal balance of $96,200,000, has an outstanding principal balance as of the Cut-off Date of $96,081,507 and accrues interest at an interest rate of 4.352% per annum. The Patrick Henry Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Patrick Henry Mall Loan Combination matures on July 5, 2025.

Note A-1 and Note A-2, which will be contributed to the WFCM 2015-SG1 securitization, had an aggregate original principal balance of $69,500,000, have an aggregate outstanding balance as of the Cut-Off Date of $69,414,394 and collectively represent the controlling interest in the Patrick Henry Mall Loan Combination. Note A-3 (the “Patrick Henry Mall Companion Loan”), which is currently held by Société Générale and is expected to be contributed to a future trust or trusts, had an aggregate original principal balance of $26,700,000 and represents a non-controlling interest in the Patrick Henry Mall Loan Combination. See “Description of the Mortgage Pool—Loan Combinations—The Patrick Henry Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus. The lender provides no assurances that Note A-3 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

PATRICK HENRY MALL

Following the lockout period, the borrower has the right to defease the Patrick Henry Mall Loan Combination in whole, but not in part, on any date before April 5, 2025. In addition, the Patrick Henry Mall Loan Combination is prepayable without penalty on or after April 5, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$96,200,000	100.0%	Loan payoff(1)	$85,025,854	88.4%
			Return of equity	10,145,153	10.5
			Closing costs	$1,028,993	1.1
Total Sources	$96,200,000	100.0%	Total Uses	$96,200,000	100.0%
(1)	The Patrick Henry Mall Loan Combination is refinancing an existing Prudential balance sheet loan.

The Property. The Patrick Henry Mall Property is a single-story regional mall located in Newport News, Virginia, approximately 65.8 miles southeast of Richmond, Virginia. The Patrick Henry Mall Property contains approximately 716,558 square feet of retail space, of which 432,401 square feet (the “Patrick Henry Mall Mortgaged Property”) serve as collateral for the Patrick Henry Mall Loan Combination. Built in 1988, the Patrick Henry Mall Property is comprised of two buildings situated on a 46.8-acre parcel. The Patrick Henry Mall Property is anchored by Dillard’s (not part of the collateral), Macy’s (not part of the collateral), Dick’s Sporting Goods, and J.C. Penney along with a variety of national retailers such as Forever 21, Old Navy Clothing Co., Victoria’s Secret, Express, Pandora, and Foot Locker. The Patrick Henry Mall Property underwent a $28.9 million renovation in 2005, which included $20.6 million in structural expansions, along with $5.5 million in tenant improvements. Based on the original acquisition price of $104.9 million along with the 2005 renovation and other capital improvements, the borrower will have 30.3% cash equity ahead of the Patrick Henry Mall Loan Combination based on a total cost basis of $137.8 million. As of March 31, 2015, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $405 per square foot with an average occupancy cost of 14.5%. The Patrick Henry Mall Property contains 3,243 surface parking spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. As of April 30, 2015, the Patrick Henry Mall Mortgaged Property was 91.1% occupied by 102 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PATRICK HENRY MALL

The following table presents certain information relating to the tenancy at the Patrick Henry Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s(4)	BBB-/Baa3/BBB-	144,157	ANCHOR OWNED – NOT PART OF COLLATERAL
Macy’s	BBB+/Baa2/BBB+	140,000	ANCHOR OWNED – NOT PART OF COLLATERAL

Anchor Tenant - Collateral
Dick’s Sporting Goods	NR/NR/NR	50,250	11.6%	$12.44	$625,000	6.2%	NAV	NAV	1/31/2022(5)
J.C. Penney	CCC/Caa1/CCC+	85,212	19.7%	$5.50	$468,666	4.6%	$138	4.9%	10/31/2020(6)
Total Anchor Tenants - Collateral		135,462	31.3%	$8.07	$1,093,666	10.8%

Major Tenants - Collateral
Forever 21	NR/NR/NR	21,017	4.9%	$17.67	$371,370	3.7%	$142	12.5%	10/31/2022
Old Navy Clothing Co.	BBB-/Baa3/BBB-	16,741	3.9%	$20.25	$339,005	3.3%	$294	6.9%	2/28/2017
Bailey’s Pub & Grille	NR/NR/NR	8,265	1.9%	$25.85	$213,642	2.1%	NAV	NAV	1/31/2021
Red Robin	NR/NR/NR	7,854	1.8%	$15.41	$121,030	1.2%	NAV	NAV	12/31/2020
Total Major Tenants - Collateral		53,877	12.5%	$19.40	$1,045,048	10.3%

Non-Major Tenants - Collateral		204,672	47.3%	$39.03	$7,987,907	78.9%

Occupied Collateral Total		394,011	91.1%	$25.70	$10,126,621	100.0%

Vacant Space		38,390	8.9%

Collateral Total		432,401	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016, totaling $118,986.
(3)	Some tenants at the Patrick Henry Mall Property are not required to report sales and in such cases, Sales PSF and Occupancy Costs are not available. Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2015.
(4)	Dillard’s owns their store and parcel, and do not make rental payments, however, they do contribute common area maintenance payments.
(5)	Dick’s Sporting Goods has three, five-year renewal options.
(6)	J.C. Penney has six, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PATRICK HENRY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Patrick Henry Mall Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2011	2012	2013	2014	TTM 3/31/2015	TTM 3/31/2015 Occupancy Cost
J.C. Penney	$190	$185	$185	$138	$138	5.3%
Forever 21	$280(4)	$111(4)	$149	$141	$142	12.2%
Old Navy Clothing Company	$294	$313	$309	$298	$294	6.9%
Express	$253	$223	$229	$213	$216	21.9%
The Gap	$198	$200	$193	$156	$149	11.7%
Charlotte Russe	$149	$145	$156	$170	$174	11.7%
Victoria’s Secret	$500	$491	$545	$571	$582	8.2%
The Shoe Department	$157	$167	$168	$163	$165	18.2%
New York & Company	$245	$242	$242	$243	$247	23.8%
Finish Line	$358	$412	$410	$435	$434	15.2%
Bath & Body Works	$581	$600	$628	$627	$639	7.9%
Champs Sports	$267	$340	$455	$478	$464	14.5%
Cotton On	$50(5)	$198	$211	$218	$214	20.1%
LensCrafters	$544	$524	$530	$518	$511	12.3%
Fye	$214	$181	$220	$216	$215	8.0%
DTLR	$601	$522	$548	$485	$519	12.2%
Foot Locker	$509	$536	$413	$560	$592	11.1%

Total In-Line (<10 000 square feet)	$382	$389	$392	$386	$405	14.5%
Total In-Line Occupancy Costs	14.5%	14.4%	14.4%	15.0%	14.5%
(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.
(3)	The Historical Sales and Occupancy Costs reflect those tenants who reported sales during the given periods.
(4)	Forever 21 expanded from 6,722 square feet to 21,017 square feet in 2012.
(5)	Represents partial year sales due to Cotton On’s lease beginning in September 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PATRICK HENRY MALL

The following table presents certain information relating to the lease rollover schedule at the Patrick Henry Mall Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,544	0.6%	2,544	0.6%	$229,219	$90.10
2015	5	9,958	2.3%	12,502	2.9%	$416,430	$41.82
2016	17	54,526	12.6%	67,028	15.5%	$1,983,389	$36.38
2017	20	51,565	11.9%	118,593	27.4%	$1,612,806	$31.28
2018	12	20,396	4.7%	138,989	32.1%	$940,902	$46.13
2019	14	22,647	5.2%	161,636	37.4%	$957,771	$42.29
2020	10	106,325	24.6%	267,961	62.0%	$1,149,372	$10.81
2021	4	18,109	4.2%	286,070	66.2%	$552,991	$30.54
2022	7	81,967	19.0%	368,037	85.1%	$1,558,908	$19.02
2023	2	2,146	0.5%	370,183	85.6%	$99,117	$46.19
2024	7	20,614	4.8%	390,797	90.4%	$560,150	$27.17
2025	1	3,214	0.7%	394,011	91.1%	$65,566	$20.40
Thereafter	0	0	0.0%	394,011	91.1%	$0	$0.00
Vacant	0	38,390	8.9%	432,401	100.0%	$0	$0.00
Total/Weighted Average	102	432,401	100.0%			$10,126,621	$25.70
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Patrick Henry Mall Mortgaged Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)

97.8%(3)	96.5%(3)	97.4%(3)	91.1%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The Patrick Henry Mall Property’s historical occupancy (inclusive of Macy’s and Dillard’s; not part of the collateral) was 98.7% for 2012, 97.9% for 2013, and 98.4% for 2014. The current occupancy inclusive of non-owned anchors is 94.6%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Patrick Henry Mall Mortgaged Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,835,155	$10,081,712	$10,124,465	$10,126,621(1)	60.0%	$23.42
Grossed Up Vacant Space	0	0	0	1,557,166	9.2	3.60
Percentage Rent	498,222	459,048	494,219	361,568	2.1	0.84
Total Reimbursables	4,428,697	4,896,837	4,928,111	5,063,246	30.0	11.71
Other Income	1,526,971	1,451,412	1,402,693	1,402,693	8.3	3.24
Less Vacancy & Credit Loss	(47,685)	(61,223)	(83,611)	(1,640,777)(2)	(9.7)	(3.79)
Effective Gross Income	$16,241,360	$16,827,786	$16,865,877	$16,870,516	100.0%	$39.02

Total Operating Expenses	$5,575,097	$5,687,874	$5,742,170	$6,342,794	37.6%	$14.67

Net Operating Income	$10,666,262	$11,139,912	$11,123,707	$10,527,722	62.4%	$24.35
TI/LC	0	0	0	709,328	4.2	1.64
Capital Expenditures	0	0	0	293,750	1.7	0.68
Net Cash Flow	$10,666,262	$11,139,912	$11,123,707	$9,524,644	56.5%	$22.03

NOI DSCR(3)	1.86x	1.94x	1.94x	1.83x
NCF DSCR(3)	1.86x	1.94x	1.94x	1.66x
NOI DY(3)	11.1%	11.6%	11.6%	11.0%
NCF DY(3)	11.1%	11.6%	11.6%	9.9%
(1)	U/W base Rent includes contractual rent steps through July 2016, totaling $118,986.
(2)	The underwritten economic vacancy is 13.3%. The Patrick Henry Mall Mortgaged Property was 91.1% physically occupied as of April 30, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Patrick Henry Mall Loan Combination.

Appraisal. As of the appraisal valuation date of April 24, 2015, the Patrick Henry Mall Mortgaged Property had an “as-is” appraised value of $155,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

PATRICK HENRY MALL

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2015, there was no evidence of any recognized environmental conditions at the Patrick Henry Mall Mortgaged Property.

Market Overview and Competition.

The Patrick Henry Mall Property is located in Newport News, Virginia and is part of the Virginia Beach-Norfolk-Newport News metropolitan statistical area that is also referred to as Hampton Roads. As of 2014, Newport News was the fifth most populous city in Virginia with many local residents working in the government sector (including those employed by Newport News Shipbuilding, a joint U.S. Air Force – U.S. Army installation at Joint Base Langley–Eustis along with other military bases and suppliers). Newport News also serves as a junction between railroads from Richmond, Virginia and the Atlantic Ocean with the Newport News Marine Terminals located at the east end of the city. The city’s economy is very connected to the military and the location on the harbor and along James River facilitates a large boating industry, taking advantage of several miles of waterfront. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Patrick Henry Mall Property was 10,917, 81,325 and 171,329, respectively. The estimated average household income within the same radii was $56,008, $57,027 and $60,369, respectively.

According to a third-party market research report, the Patrick Henry Mall Property is located within the Newport News/Hampton retail submarket of the Norfolk/Hampton Roads retail market. As of the first quarter of 2015, the submarket reported a total retail inventory of 5.1 million square feet with a 9.9% vacancy rate and average asking rents of $13.09 per square foot, on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Patrick Henry Mall Property:

Competitive Set(1)

	Patrick Henry Mall (Subject)	Peninsula Town Center	MacArthur Center	The Gallery at Military Circle	Chesapeake Square
Location	Newport News, VA	Hampton, VA	Norfolk, VA	Norfolk, VA	Chesapeake, VA
Distance from Subject	--	7.6 miles	21.6 miles	23.6 miles	20.5 miles
Property Type	Regional Mall	Lifestyle Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1988/2005	2010/NAV	1999/NAV	1969/1999	1989/1999
Anchors	Dillard’s (shadow), Macy’s (shadow), J.C. Penney, Dick’s Sporting Goods	JC Penney, Macy’s, Cinema	Dillard’s, Nordstrom	Macy’s, Cinema	JC Penney, Macy’s, Sears, Target, Burlington Coat Factory
Total GLA	432,401 SF	736,027 SF	936,273 SF	1,016,656 SF	792,428 SF
Total Occupancy	91%	97%	96%	81%	87%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is PR Patrick Henry LLC, a Delaware limited liability company and single purpose entity with two independent directors controlled by the principals of PREIT Associates, L.P. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patrick Henry Mall Loan Combination. PREIT Associates, L.P. is the guarantor of certain nonrecourse carveouts under the Patrick Henry Mall Loan Combination.

The Sponsor. The sponsor is PREIT Associates, L.P., an entity that is owned/controlled (97%) by PREIT (Pennsylvania Real Estate Investment Trust), which acts as the general partner, and 3% by other minority limited partners. PREIT, a Pennsylvania business trust, is a publicly traded real estate investment trust that was established in 1960 and is primarily engaged in the ownership, management, leasing, acquisition, redevelopment, development and disposition of shopping malls. As of December 31, 2014, the company owned interests in 42 retail properties, 32 of which are operating shopping malls.

Escrows. The loan documents do not require monthly escrows for real estate taxes, insurance and capital expenditures as long as (i) no event of default has occurred and is continuing, and (ii) the Patrick Henry Mall Loan Combination amortizing debt service coverage ratio is greater than 1.25x. Upon the occurrence of either clause (i) or (ii) above, the borrower will be required to make monthly deposits: (i) for the payment of real estate taxes, in an amount equal to one-twelfth of the annual amount of such taxes; (ii) for the payment of insurance premiums, in an amount equal to one-twelfth of the amount of the annual premiums due and payable; and (iii) for replacement reserves, an amount equal to $24,500 per month.

Lockbox and Cash Management. The Patrick Henry Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all excess funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the Patrick Henry Mall Loan Combination debt service coverage ratio falling below 1.25x. A Cash Management Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the Patrick Henry Mall Loan Combination debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Patrick Henry Mall Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

PATRICK HENRY MALL

Assumption. The borrower has the right to transfer the Patrick Henry Mall Mortgaged Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates and similar confirmations from each rating agency rating securities backed by the Patrick Henry Mall Companion Loan. Additionally, under the terms of the Patrick Henry Mall Loan Combination documents, the transferee is required to assume the borrower’s obligations and the execution of any required assignments or new financing statements as a condition to transfer.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Patrick Henry Mall Mortgaged Property. The loan documents also require business interruption insurance covering a period not less than 24 months and then a 180-day extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Patrick Henry Mall Mortgaged Property. At the time of loan closing, the Patrick Henry Mall Mortgaged Property had insurance for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

No. 2 – Boca Park Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$46,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$46,500,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	6.5%			Size:	148,095 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$313.99
Borrower Name:	Boca Park Marketplace Syndications Group, LLC			Year Built/Renovated:	2000/NAP
Sponsor:	Triple Five Investment, Ltd.			Title Vesting:	Fee
Mortgage Rate:	4.680%			Property Manager:	Self-managed
Note Date:	July 21, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.6% (6/25/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,567,101 (TTM 7/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,541,324 (TTM 7/31/2014)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$3,550,444 (TTM 2/28/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$5,142,618
				U/W Expenses:	$1,281,110
Escrows and Reserves(1):				U/W NOI:	$3,861,508
				U/W NCF:	$3,676,387
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.34x
Taxes	$69,231	$23,077	NAP	U/W NCF DSCR:	1.27x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	8.3%
Replacement Reserves	$0	$3,085	NAP	U/W NCF Debt Yield:	7.9%
TI/LC Reserve	$0	$16,044	NAP	As-Is Appraised Value:	$62,000,000
Immediate Repairs	$7,849	$0	NAP	As-Is Appraisal Valuation Date:	April 21, 2015
Ross Reserve	$4,000,000(2)	Springing	NAP	Cut-off Date LTV Ratio:	75.0%
Outstanding TI/LC Reserve	$86,883	$0	NAP	LTV Ratio at Maturity or ARD:	64.4%

(1)   See “Escrows” section.

(2)   The Ross Reserve will be held as additional collateral for the Boca Park Marketplace Mortgage Loan until the co-tenancy requirements are amended. See “Escrows Section”

The Mortgage Loan. The mortgage loan (the “Boca Park Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Boca Park Marketplace Property”). The Boca Park Marketplace Mortgage Loan was originated on July 21, 2015 by Wells Fargo Bank, National Association. The Boca Park Marketplace Mortgage Loan had an original principal balance of $46,500,000, has an outstanding principal balance as of the Cut-off Date of $46,500,000 and accrues interest at an interest rate of 4.680% per annum. The Boca Park Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Boca Park Marketplace Mortgage Loan matures on August 11, 2025.

Following the lockout period, the borrower has the right to defease the Boca Park Marketplace Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Boca Park Marketplace Mortgage Loan is prepayable without penalty on or after February 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

BOCA PARK MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$46,500,000	100.0%	Loan payoff(1)	$37,933,032	81.6%
			Reserves	4,163,963	9.0
			Closing costs	417,382	0.9
			Return of equity	3,985,623	8.6
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	The Boca Park Marketplace Property was previously securitized in the MSC 2005-HQ6 transaction.

The Property. The Boca Park Marketplace Property comprises a single-story anchored retail center totaling 148,095 square feet of rentable area and located in Las Vegas, Nevada. Built between 2000 and 2003, the Boca Park Marketplace Property is situated on a 23.3 acre site and is located within the larger Boca Park Shopping Center, which includes over 755,000 square feet. The Boca Park Marketplace Property is anchored by Ross Dress for Less (“Ross”) and shadow anchored by Target (Greatland concept), OfficeMax and Haggen Food & Pharmacy (none of the shadow anchors are part of the collateral). Other major tenants at the Boca Park Marketplace Property include Tilly’s, Lamps Plus, Jason’s Deli and Vitamin Shop. The Boca Park Marketplace Property contains 750 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area. The Boca Park Marketplace Property has maintained an average occupancy of 95.5% since 2005, and as of June 25, 2015, the Boca Park Marketplace Property was 95.6% occupied by 37 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

BOCA PARK MARKETPLACE

The following table presents certain information relating to the tenancy at the Boca Park Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Target	A-/A2/A	146,800	ANCHOR OWNED – NOT PART OF THE COLLATERAL
OfficeMax	NR/B3/NR	79,283	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Haggen Food & Pharmacy	NR/NR/NR	62,977	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Ross Dress for Less	NR/A3/A-	30,644	20.7%	$16.75	$513,179	13.1%	$380(4)	4.9%(4)	1/31/2017(5)(6)
Total Anchor Tenant – Collateral		30,644	20.7%	$16.75	$513,179	13.1%

Major Tenants – Collateral
Tilly’s	NR/NR/NR	8,000	5.4%	$36.24	$289,920	7.4%	$349	12.0%	9/30/2019
Lamps Plus	NR/NR/NR	11,100	7.5%	$24.48	$271,728	6.9%	NAV	NAV	1/31/2017
Three Angry Wives(7)	NR/NR/NR	4,212	2.8%	$47.24	$198,993	5.1%	$391	14.0%	9/30/2018
Jason’s Deli	NR/NR/NR	5,200	3.5%	$37.14	$193,137	4.9%	NAV	NAV	9/30/2021
Vitamin Shop	NR/NR/NR	3,831	2.6%	$50.00	$191,550	4.9%	NAV	NAV	4/30/2018
The Melting Pot	NR/NR/NR	5,262	3.6%	$33.77	$177,698	4.5%	NAV	NAV	9/30/2019
Total Major Tenants – Collateral		37,605	25.4%	$35.18	$1,323,026	33.7%

Non-Major Tenants – Collateral(8)		73,275	49.5%	$28.55	$2,091,781	53.3%

Occupied Collateral Total		141,524	95.6%	$27.75	$3,927,986	100.0%

Vacant Space		6,571	4.4%

Collateral Total		148,095	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through June 2016, totaling $58,188.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.
(4)	Sales PSF square foot and Occupancy Cost for Ross Dress for Less are for trailing 12-month period ending January 31, 2014.
(5)	There is currently a co-tenancy violation under the Ross lease; however, the tenant has currently not elected to pay the substitute rent (2.0% of gross sales) and if the breach exists for more than 180 days, Ross may terminate its lease. The co-tenancy clause was breached on June 11, 2015. The lender required a $4.0 million reserve related to the co-tenancy violation. See the “Escrows” section. The borrower and Ross have a written agreement that, subject to formal documentation, Haggen Food & Pharmacy is a satisfactory replacement tenant for Vons and that the related co-tenancy violation is no longer existent.
(6)	Ross has three, five-year renewal options.
(7)	Three Angry Wives is involved in an on-going litigation with the borrower relating to an alleged breach of an exclusive use provision under the Three Angry Wives lease. See “Description of the Mortgage Pool – Litigation Considerations” section.
(8)	Non-Major Tenants includes two antennae leases to T-Mobile and Cingular Wireless which have no attributed square footage.

The following table presents certain information relating to the historical sales and occupancy costs at the Boca Park Marketplace Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)

Tenant Name	2012	2013	2014	2014 Occupancy Cost
Ross Dress for Less	$404	$360	$380(3)	4.9%(3)
Tilly’s	$378	$374	$349	12.0%
Three Angry Wives	$432	$414	$391	14.0%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Sales and Occupancy Costs are for the trailing 12-month period ending December 31, 2014.
(3)	2014 sales and Occupancy Cost for Ross are for the trailing 12-month period ending January 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

BOCA PARK MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Boca Park Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$25,620	$0.00(4)
2015	2	6,853	4.6%	6,853	4.6%	$185,256	$27.03
2016	8	17,031	11.5%	23,884	16.1%	$508,930	$29.88
2017	7	57,867	39.1%	81,751	55.2%	$1,209,479	$20.90
2018	7	14,166	9.6%	95,917	64.8%	$611,362	$43.16(5)
2019	4	15,982	10.8%	111,899	75.6%	$560,354	$35.06
2020	4	13,650	9.2%	125,549	84.8%	$341,746	$25.04
2021	2	7,600	5.1%	133,149	89.9%	$269,457	$35.45
2022	1	2,280	1.5%	135,429	91.4%	$63,407	$27.81
2023	0	0	0.0%	135,429	91.4%	$0	$0.00
2024	1	6,095	4.1%	141,524	95.6%	$152,375	$25.00
2025	0	0	0.0%	141,524	95.6%	$0	$0.00
Thereafter	0	0	0.0%	141,524	95.6%	$0	$0.00
Vacant	0	6,571	4.4%	148,095	100.0%	$0	$0.00
Total/Weighted Average	37	148,095	100.0%			$3,927,986	$27.75

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM includes an antenna lease with T-Mobile which has no attributed square footage.
(5)	2018 includes an antenna lease with Cingular Wireless which has no attributed square footage. The Annual U/W Base Rent PSF excluding the Cingular Wireless rent is $40.88.

The following table presents historical occupancy percentages at the Boca Park Marketplace Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/25/2015(2)
100.0%	100.0%	100.0%	95.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

BOCA PARK MARKETPLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Boca Park Marketplace Property:

Cash Flow Analysis

	TTM 7/31/2013	TTM 7/31/2014	TTM 2/28/2015	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$3,955,064	$3,935,035	$3,907,494	$3,927,986(1)	76.4%	$26.52
Grossed Up Vacant Space	0	0	0	176,775	3.4	1.19
Percentage Rent	78,704	90,657	53,444	83,920	1.6	0.57
Total Reimbursables	1,001,889	1,051,513	1,070,288	1,098,156	21.4	7.42
Other Income	35,773	24,839	24,840	32,556	0.6	0.22
Less Vacancy & Credit Loss	(293,909)	(296,614)	(266,469)	(176,775)(2)	(3.4)	(1.19)
Effective Gross Income	$4,777,521	$4,805,430	$4,789,597	$5,142,618	100.0%	$34.73

Total Operating Expenses	$1,210,420	$1,264,106	$1,239,153	$1,281,110	24.9%	$8.65

Net Operating Income	$3,567,101	$3,541,324	$3,550,444	$3,861,508	75.1%	$26.07
TI/LC	0	0	0	148,097	2.9	1.00
Capital Expenditures	0	0	0	37,024	0.7	0.25
Net Cash Flow	$3,567,101	$3,541,324	$3,550,444	$3,676,387	71.5%	$24.82

NOI DSCR	1.24x	1.23x	1.23x	1.34x
NCF DSCR	1.24x	1.23x	1.23x	1.27x
NOI DY	7.7%	7.6%	7.6%	8.3%
NCF DY	7.7%	7.6%	7.6%	7.9%

(1)	U/W Base Rent includes contractual rent bumps through June 2016, totaling $58,188.
(2)	The underwritten economic vacancy is 4.3%. The Boca Park Marketplace Property was 95.6% physically occupied as of June 25, 2015.

Appraisal. As of the appraisal valuation date of April 21, 2015, the Boca Park Marketplace Property had an “as-is” appraised value of $62,000,000.

Environmental Matters. According to the Phase I environmental assessment dated April 21, 2015, there was no evidence of any recognized environmental conditions at the Boca Park Marketplace Property.

Market Overview and Competition. The Boca Park Marketplace Property is located at the northeast corner of South Rampart Boulevard and West Charleston Boulevard, approximately 8.0 miles west of the Las Vegas central business district and approximately 16.2 miles northwest of the McCarran International Airport. The Boca Park Marketplace Property is located on the eastern edge of Summerlin, a 22,500-acre master-planned community including 150 neighborhood and village parks, nine golf courses, shopping centers, medical and cultural facilities, business parks and 26 public and private schools. According to a third party research report, in 2014 Summerlin was voted one of the “Best Place to Live in America” and is among the most affluent communities in Nevada with an average household income of $128,000. Development of Summerlin is ongoing, with 19 of 31 total villages complete or under development, and once complete, the population of Summerlin is expected to be approximately 220,000 residents. The western region of Las Vegas is comprised of numerous master-planned communities and golf courses in addition to Summerlin. The master-planned communities located within five miles of the Boca Park Marketplace Property include the Red Rock Country Club, Canyon Gate Country Club, Tournament Players Club at The Canyons, Queensridge, and Peccole Ranch. The Boca Park Marketplace Property’s intersection represents a central retail and entertainment center for western Las Vegas with the immediate vicinity encompassing an established and growing commercial hub. Prominent developments surrounding the Boca Marketplace Property include the Suncoast Hotel and Casino, JW Marriott Las Vegas Resort and Spa, Tivoli Village, and the Red Rock Resort and Casino. Even though the predominant land use within close proximity to The Boca Park Marketplace Property is single-family housing, there are several new subdivisions presently under development with most of the new construction located within Summerlin and several nearby luxury apartment complexes. The 2014 estimated population within a one-, three- and five-mile radius of the Boca Park Marketplace Property was 15,977, 159,622 and 406,766, respectively, and the estimated average household income within the same radii was $92,791, $84,347 and $77,639, respectively.

The Boca Park Marketplace Property is located in the Northwest retail submarket, which is the largest retail submarket within the Las Vegas market, comprising 32.4% of the total retail inventory. According to the appraisal, a total of 288,000 square feet of retail space was constructed between 2010 and 2014 within the submarket, which equates to 60.4% of the total new construction for the Las Vegas retail market, with an additional 267,000 square feet of new space planned for the submarket over the next 5 years. As of year-end 2014, the submarket reported a total inventory of approximately 9.6 million square feet with an 11.3% vacancy and average asking rent of $21.04 per square foot on a triple-net basis. The appraiser concluded to a blended market rent for a variety of tenant spaces and, overall, in-place rents at the Boca Park Marketplace Property are considered to be approximately 1.3% below market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

BOCA PARK MARKETPLACE

The following table presents certain information relating to some comparable retail properties for the Boca Park Marketplace Property:

Competitive Set(1)

	Boca Park Marketplace (Subject)	Crossroads Commons	Rampart Commons	Peccole Plaza	Hualapai Commons	Downtown Summerlin
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	--	0.2 miles	0.3 miles	0.8 miles	1.2 miles	3.4 miles
Property Type	Community Center	Community Center	Specialty Center	Community Center	Community Center	Super-Regional Center
Year Built/Renovated	2000/NAP	1999/NAP	1999/NAP	1996/NAP	1999/NAP	2014/NAP
Anchor Tenants	Target (shadow), Haggen Food & Pharmacy (shadow), OfficeMax (shadow), Ross Dress For Less	Barnes & Noble, Pier 1 Imports, Sports Chalet, Whole Foods	Pottery Barn, Williams Sonoma, Banana Republic, Ann Taylor Loft	Kohl’s Walgreens, Guitar Center	Smith’s Food, Home Depot, PetSmart	Macy’s, Dillard’s, Regal, Sports Authority, Nordstrom Rack
Total GLA	148,095 SF	161,243 SF	81,200 SF	165,666 SF	262,351 SF	1,600,000 SF
Total Occupancy	96%	98%	100%	98%	98%	85%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Boca Park Marketplace Syndications Group, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boca Park Marketplace Mortgage Loan. Triple Five Investment, Ltd. serves as the guarantors of certain nonrecourse carveouts under the Boca Park Marketplace Mortgage Loan.

The Sponsor. The sponsor is Triple Five Investment, Ltd., a subsidiary of Triple Five Worldwide (“Triple Five”), a multinational diversified conglomerate, development and finance corporation with offices in major U.S., Canadian and global cities. Triple Five has developed, owns and operates the world’s first, second and third largest tourism, retail and entertainment complexes of its kind: West Edmonton Mall in Canada, Mall of America in Minnesota and American Dream in New York. The sponsor was involved in numerous defaults, foreclosures, bankruptcies and deed in lieus. See “Default History, Bankruptcy Issues and Other Proceedings“ in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $69,231 for real estate taxes, $7,849 for immediate repairs and $86,883 for outstanding tenant improvements and leasing commissions related to Pinot’s Palette ($45,000), Petland ($22,451) and F45 Training ($19,432). Ongoing monthly reserves are required in an amount equal to $23,077 for real estate taxes, $3,085 for replacement reserves and $16,044 for tenant improvements and leasing commissions. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Boca Park Marketplace Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Under the Ross lease, if Target, Vons, OfficeMax (non-collateral anchors) or less than 60% of the in-line net rentable area are not open for business, Ross is eligible to pay substitute rent equal to the lesser of (a) base rent or (b) 2.0% of gross sales (collectively, the “Co-tenancy Requirements”). If Ross continues to pay substitute rent for 180 days, the tenant has the option to terminate its lease with 30 days’ notice. The Ross lease currently does not permit a replacement tenant for any of the named non-collateral anchors to satisfy the Co-tenancy Requirements. As part of the recent merger between AB Acquisitions and Safeway (which owns Vons), 130 store were required to be divested. As a result, the Vons at the Boca Park Marketplace Property was sold and rebranded as a Haggen Food & Pharmacy which is a violation of the Co-tenancy Requirements and entitles Ross to pay substitute rent. The borrower and Ross have a written agreement that, subject to formal documentation, Haggen Food & Pharmacy is a satisfactory replacement tenant for Vons and that the related co-tenancy violation is no longer extant.

The loan documents also provide for an upfront reserve of $4,000,000 for the Ross Reserve related to the Co-tenancy Requirements under the Ross lease. The Ross Reserve will be held as additional collateral for the Boca Park Marketplace Mortgage Loan until Ross is no longer paying substitute rent and the borrower delivers evidence satisfactory to lender that the Ross lease has been amended to reflect (x) that the failure of Vons to remain open is not a violation of the Co-tenancy Requirements and (y) the Co-tenancy Requirements permit the substitution of Haggen Food & Pharmacy in place of Vons. Following the release of the Ross Reserve, if Ross were to reduce its rent as a result of the violation of the amended Co-tenancy Requirements, monthly deposits equal to $41,667 are required for 12 months.

Lockbox and Cash Management. The Boca Park Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or property manager directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to the lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar month; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

BOCA PARK MARKETPLACE

default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earlier of (a)(i) 12 months prior to the Ross lease expiration or (ii) Ross failing to provide notice of its lease renewal by July 31, 2016; (b) Ross terminating its lease; or (c) Ross filing bankruptcy or similar insolvency proceeding. The Lease Sweep Period will end upon the first to occur of the following: (x) Ross exercising its five-year extension option for all of its space; (y) the entire Ross space being leased to one or more tenants acceptable to the lender and the lender determining funds accumulated in the lease sweep sub-account are sufficient to cover leasing expenses and rent abatement periods under such acceptable leases; or (z) Ross extending its lease for its entire space on a lease acceptable to the lender and the lender determining funds accumulated in the lease sweep sub-account are sufficient to cover leasing expenses and rent abatement periods in connection with such extension.

Property Management. The Boca Park Marketplace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Boca Park Marketplace Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Free Release. The borrower is permitted to release two unimproved parcels in connections with the expansion or other development of the Boca Park Marketplace Property, subject to certain conditions including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the borrower delivered evidence satisfactory to the lender that the release parcel is not necessary for operation of the remaining property as a retail shopping center and may be readily separated without a material diminution in value of the remaining property; (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates; and (iv) the borrower delivers to the lender an opinion of counsel that the WFCM 2015-SG1 trust will not fail to maintain its status as a REMIC Trust as a result of the related release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Boca Park Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

No. 3 – Fifth Third Center

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,450,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$38,450,000			Location:	Naples, FL
% of Initial Pool Balance:	5.4%			Size:	160,565 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$239.47
Borrower Name:	Southern Holdings 3, LLC			Year Built/Renovated:	2002/NAP
Sponsor:	OV Realty Holdings LLC			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Crawford Management Group, LLC
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.6% (12/31/2013)
Maturity Date:	August 1, 2025			Most Recent Occupancy (As of):	99.6% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(2):	87.0% (5/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,208,704 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,307,577 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$4,447,573 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No
Additional Debt Type:	NAP
				U/W Revenues:	$5,181,868
				U/W Expenses:	$1,542,921
				U/W NOI:	$3,638,948
Escrows and Reserves(1):				U/W NCF:	$3,598,806
				U/W NOI DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.52x
Taxes	$0	$0	NAP	U/W NOI Debt Yield:	9.5%
Insurance	$0	$0	NAP	U/W NCF Debt Yield:	9.4%
Replacement Reserves	$0	$0	NAP	As-Is Appraised Value:	$57,000,000
First Major Tenant Lease Letter of Credit	$3,500,000	$0	NAP	As-Is Appraisal Valuation Date:	June 24, 2015
Trak America Letter of Credit	$3,450,000	$0	NAP	Cut-off Date LTV Ratio:	67.5%
TI/LC Letter of Credit	$400,000	$0	NAP	LTV Ratio at Maturity or ARD:	57.8%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section. The Fifth Third Center Property was 96.0% physically occupied as of May 31, 2015 and was considered 87.0% occupied for underwriting purposes, as Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they plan to vacate when their lease expires on December 31, 2015, and the space was underwritten as vacant. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they plan to vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. There is an upfront letter of credit of $3.45 million related to Trak America’s space.

The Mortgage Loan. The mortgage loan (the “Fifth Third Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building located in Naples, Florida (the “Fifth Third Center Property”). The Fifth Third Center Mortgage Loan was originated on July 31, 2015 by Prudential Mortgage Capital Company. The Fifth Third Center Mortgage Loan had an original principal balance of $38,450,000, has an outstanding principal balance as of the Cut-off Date of $38,450,000 and accrues interest at an interest rate of 4.620% per annum. The Fifth Third Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Fifth Third Center Mortgage Loan matures on August 1, 2025.

Following the lockout period, the borrower has the right to defease the Fifth Third Center Mortgage Loan in whole, but not in part, on any date before May 1, 2025. In addition, the Fifth Third Center Mortgage Loan is prepayable without penalty on or after May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FIFTH THIRD CENTER

Sources and Uses

Sources			Uses
Original loan amount	$38,450,000	100.0%	Loan payoff(1)	$38,011,218	98.8%
Sponsor’s new cash contribution	15,434	0.0	Closing costs	454,216	1.2

Total Sources	$38,465,434	100.0%	Total Uses	$38,465,434	100.0%

(1)	The Fifth Third Center Property was previously securitized in the BACM 2006-5 transaction.

The Property. The Fifth Third Center Property is an eight-story, 160,565 square foot class A office building located in Naples, Florida. Constructed in 2002, the Fifth Third Center Property is situated on a 2.5-acre parcel and is primarily occupied by one tenant, Fifth Third Bank of Ohio (“Fifth Third”), which leases approximately 64.9% of the net rentable area. Building at the Fifth Third Center Property includes 20,071 square foot floor plates, a ground floor bank retail branch and an attached parking garage. The Fifth Third Center Property is also within close proximity to The Mercato, which offers a variety of restaurants and entertainment options including upscale retailers and a 12-screen cinema. Hertz Corporation (40,477 square feet; 25.2% of net rentable area) and Naples Executive Suites (13,880 square feet; 8.6% of net rentable area) sublease their spaces from Fifth Third. Hertz directly leases an additional 14,470 square feet (9.0% of net rentable area) that was underwritten as vacant given that the tenant will vacate this space at the Fifth Third Center Property upon their lease expiration on December 31, 2015. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate the Fifth Third Center Property when their lease expires on November 30, 2015. However, there is an upfront letter of credit for Trak America (see “Escrows” section). Historical occupancy has been consistent at the Fifth Third Center Property, never falling below 94.0% since 2009. Based on the original acquisition price of $49.9 million along with subsequent capital improvements, the borrower will have approximately 23.6% cash equity ahead of the Fifth Third Center Mortgage Loan (based on a total cost basis of $50.3 million). The Fifth Third Center Property contains 507 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of rentable area. As of May 31, 2015, the Fifth Third Center Property was 96.0% occupied and considered 87.0% occupied for underwriting purposes.

The following table presents certain information relating to the tenancy at the Fifth Third Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Fifth Third Bank of Ohio(3)	A/Baa1/BBB+	104,208	64.9%	$28.99	$3,020,657	78.7%	2/28/2021(4)(5)
Trak America	NR/NR/NR	12,914	8.0%	$20.82	$268,894	7.0%	11/30/2015
Farmer & Associates	NR/NR/NR	4,539	2.8%	$25.00	$113,475	3.0%	5/31/2016
Moors & Cabot	NR/NR/NR	3,996	2.5%	$28.71	$114,725	3.0%	7/31/2025
Simpson Strong Tie	NR/NR/NR	3,898	2.4%	$24.93	$97,182	2.5%	12/31/2016

Total Major Tenants		129,555	80.7%	$27.90	$3,614,932	94.2%

Non-Major Tenants		10,177	6.3%	$22.03	$224,208	5.8%

Occupied Collateral Total		139,732	87.0%	$27.48	$3,839,140	100.0%

Vacant Space		20,833	13.0%

Collateral Total		160,565	100.0%

(1)	Certain ratings are those of the parent company, which guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016, totaling $17,896.

(3)	Fifth Third subleases 54,357 square feet of its space (33.9% of net rentable area) to two tenants under the following terms: (i) Hertz Corporation – 40,477 square feet (25.2% of net rentable area); $1,457,172 annual base rent ($36.00 annual sublease rent PSF) through September 30, 2015; (ii) Naples Executive Suites – 13,780 square feet (8.6% of net rentable area); $236,418 annual sublease rent ($17.16 annual base rent PSF) through April 30, 2016. Both spaces subleased to Naples Executive Suites and Hertz were underwritten based on the current in-place rent for Fifth Third of $25.79 per square foot triple-net.

(4)	Fifth Third has four, five-year lease renewal options remaining on each of its leases.

(5)	Fifth Third has multiple leases at the Fifth Third Center Property that expire on February 28, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FIFTH THIRD CENTER

The following table presents certain information relating to the lease rollover schedule at the Fifth Third Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	12,914	8.0%	12,914	8.0%	$268,894	$20.82
2016	2	8,437	5.3%	21,351	13.3%	$210,657	$24.97
2017	1	1,009	0.6%	22,360	13.9%	$24,416	$24.20
2018	1	3,548	2.2%	25,908	16.1%	$75,659	$21.32
2019	0	0	0.0%	25,908	16.1%	$0	$0.00
2020	1	2,300	1.4%	28,208	17.6%	$39,600	$17.22
2021	7	104,208	64.9%	132,416	82.5%	$3,020,657	$28.99
2022	0	0	0.0%	132,416	82.5%	$0	$0.00
2023	1	3,320	2.1%	135,736	84.5%	$84,533	$25.46
2024	0	0	0.0%	135,736	84.5%	$0	$0.00
2025	1	3,996	2.5%	139,732	87.0%	$114,725	$28.71
Thereafter	0	0	0.0%	139,732	87.0%	$0	$0.00
Vacant	0	20,833	13.0%	160,565	100.0%	$0	$0.00
Total/Weighted Average	15	160,565	100.0%			$3,839,140	$27.48

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Fifth Third Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/31/2015(2)(3)

100.0%	99.6%	99.6%	87.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Current occupancy is 96.0% as of May 31, 2015, however Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they will vacate when their lease expires in December 2015 and were considered vacant for underwriting purposes. The Fifth Third Center Property was considered 87.0% occupied for underwriting purposes. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. There is an upfront letter of credit of $3.5 million for this tenant (see “Escrows” section).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fifth Third Center Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,060,937	$4,270,396	$4,384,208	$3,638,948(1)	70.2%	$22.66
Grossed Up Vacant Space	0	0	0	721,017	13.9	4.49
Total Reimbursables	1,607,465	1,642,599	1,645,842	1,542,921	29.8	9.61
Other Income	78,407	0	3,538	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(721,017)(2)	(13.9)	(4.49)
Effective Gross Income	$5,746,809	$5,912,995	$6,033,587	$5,181,868	100.0%	$32.27

Total Operating Expenses	$1,538,105	$1,605,418	$1,586,014	$1,542,921	29.8%	$9.61

Net Operating Income	$4,208,704	$4,307,577	$4,447,573	$3,638,948	70.2%	$22.66
TI/LC	0	0	0	0(3)	0.0(3)	0.00(3)
Capital Expenditures	0	0	0	40,141	0.8	0.25
Net Cash Flow	$4,208,704	$4,307,577	$4,447,573	$3,598,806	69.4%	$22.41

NOI DSCR	1.78x	1.82x	1.88x	1.53x
NCF DSCR	1.78x	1.82x	1.88x	1.52x
NOI DY	10.9%	11.2%	11.6%	9.5%
NCF DY	10.9%	11.2%	11.6%	9.4%

(1)	U/W Base Rent includes contractual rent steps through February 2016, totaling $17,896.

(2)	The underwritten economic vacancy is 12.2%. The Fifth Third Center Property was 96.0% physically occupied as of May 31, 2015, but was considered 87.0% occupied for underwriting purposes as Hertz (14,470 square feet; 9.0% of net rentable area) has given notice that they will vacate when their lease expires on December 31, 2015. Trak America (12,914 square feet; 8.0% of net rentable area) has also given notice that they will vacate when their lease expires on November 30, 2015, which would reduce occupancy to 79.0%. Assuming Trak America is excluded from the underwriting, U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY, and U/W NCF DY would be 1.42x, 1.40x, 8.8% and 8.7%, respectively. There is an upfront letter of credit of $3.5 million for Trak America (see “Escrows” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FIFTH THIRD CENTER

(3)	Underwritten TI/LC costs reflect $203,809 with a deduction of $203,809 applied for the $3.9 million in letters of credit held by the lender at closing for future tenant improvement and leasing commission costs.

Appraisal. As of the appraisal valuation date of June 24, 2015, the Fifth Third Center Property had an “as-is” appraised value of $57,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 1, 2015, there was no evidence of any recognized environmental conditions at the Fifth Third Center Property.

Market Overview and Competition. The Fifth Third Center Property is located in Naples, Florida and is part of the Southwest Florida combined statistical area. Naples is located in Collier County along the west side of the Interstate 75 corridor, which runs north and south and connects the Fifth Third Center Property to Lee County and Charlotte County. The region’s major competitive advantage, its beaches and attractive off-shore islands, remain a demand generator for the area. Southwest Florida is served by several major highways, including U.S. Route 41 and Interstate 75, both of which connect the area to Tampa and Fort Lauderdale/Miami. Southwest Florida International Airport is located approximately 25 miles north of the Fifth Third Center Property and served 7.9 million passengers in 2014, offering flights throughout North America and internationally to Canada and Germany. Southwest Florida’s largest employers are national and multinational corporations such as Wal-Mart, Marriott and Publix Supermarkets, covering a wide range of industries. According to a third-party market research report, office users continued to move into spaces of higher quality located in Naples. As of 2015, the estimated population within a one-, three-, and five-mile radius of the Fifth Third Center Property was 5,924, 49,555 and 103,897, respectively. The estimated average household income within the same one-, three- and five-mile radii was $66,397, $64,480 and $64,204, respectively.

According to a third-party market research report, the Fifth Third Center Property is located within the North Naples office submarket of the Southwest Florida office market. As of the second quarter of 2015, the submarket reported a total office inventory of 5.0 million square feet with a 9.6% vacancy rate and average asking rents of $22.29 per square foot.

The following table presents certain information relating to comparable office properties for the Fifth Third Center Property:

Competitive Set(1)

	Fifth Third Center (Subject)	Wells Fargo Building	American Momentum Center at Pelican Bay	SunTrust Building	Regions Bank Building	Northern Trust Building
Location	Naples, FL	Naples, FL	Naples, FL	Naples, FL	Naples, FL	Naples, FL
Distance from Subject	--	0.1 miles	0.3 miles	2.5 miles	3.1 miles	4.0 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2002/NAP	2009/NAV	2010/NAV	1983/NAV	1997/NAV	1990/NAV
Stories	8	3	5	7	4	4
Total GLA	160,565 SF	54,000 SF	40,606 SF	67,564 SF	50,730 SF	86,392 SF
Total Occupancy	87%	100%	80%	88%	100%	99%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Southern Holdings 3, LLC, a Delaware limited liability company and single purpose entity with one independent director. OV Realty Holdings LLC is the guarantor of certain nonrecourse carveouts under the Fifth Third Center Mortgage Loan.

The Sponsor. The sponsor is OV Realty Holdings LLC, an affiliate of Olympus Ventures LLC. Olympus Ventures LLC is a private equity firm based in Minneapolis, Minnesota that was founded by Richard Schulze (the founder, largest stockholder and chairman emeritus of Best Buy). Olympus Ventures has been a principal investor in over $1 billion of commercial real estate and real estate partnerships throughout the United States.

Escrows. Major Tenant Lease Letters of Credit: Per the loan documents, the borrower shall deliver three separate letters of credit totaling $5,750,000 (the aggregate, “Final Letters of Credit”). At closing, the borrower delivered a $3,500,000 letter of credit with the other two letters of credit (each $1,125,000) to be posted after closing, with one posted on or before March 1, 2019, and the other posted on or before March 1, 2020. So long as no default has occurred and at least 85% of the space at Fifth Third Center not currently leased to Fifth Third Bank is leased to tenants that are in occupancy and open for business, if all or any portion of Fifth Third Bank’s leased space is re-leased at market rents for a minimum term of five years, the Final Letters of Credit will be reduced by $55.18 per square foot of space that has been re-leased, but not below $1,750,000 (“re-leased space” may consist of any combination of (i) space with respect to which Fifth Third Bank extended/renewed their lease, and (ii) space directly leased to a new tenant, which may be a current subtenant under the Fifth Third Bank lease).

No portion will be deemed to be “re-leased space” unless the tenant of such space is in occupancy, open for business, and paying full contractual rent without remaining right of offset, abatement, or credit, and unless the tenant has delivered an estoppel and subordination, non-disturbance and attornment agreement (if requested by the lender). Any reduction in the Final Letters of Credit shall only occur in increments reflecting a cumulative increase of at least 15,000 square feet of “re-leased space”. Any reduction in the Final Letters of Credit will first result in a reduction of the third letter of credit posted, then of the second letter of credit, and finally of the first letter of credit. If the required amount of any component of the Final Letters of Credit is reduced prior to any time a letter of credit is required to be posted, the borrower may deliver a letter of credit in the lower required amount. If the required amount of any component of the Final Letters of Credit is reduced subsequent to the delivery of a letter of credit, the lender shall,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

FIFTH THIRD CENTER

upon request, surrender such letter of credit in exchange for a replacement letter of credit in the lower required amount (or for an endorsement reducing the amount of the letter of credit to the lower required amount). Notwithstanding the amount of “re-leased space”, the Final Letters of Credit shall not be reduced below $1,750,000.00 unless and until (i) all the space currently subject to the Fifth Third Bank lease constitutes “re-leased space” and has been leased in accordance with requirements of the loan agreement at market rents for a term extending at least through August 1, 2027 and (ii) if any portion of the “re-leased space” is leased to Fifth Third Bank, Fifth Third Bank shall have a credit rating of at least BBB from Standard & Poor’s and at least Baa2 from Moody’s.

Trak America Letter of Credit: The borrower was required to post a $3,450,000 letter of credit at closing in relation to Trak America’s lease expiration in November 2015. As the Trak America space is re-leased, at a market rent and for a minimum term of 60 months, the percentage of space re-leased will be deducted from the Trak America letter of credit by an amount equal to $267.15 per square foot. If the space is not fully re-leased by March 1, 2018, the lender reserves the right to use the Trak America letter of credit to pay down the loan balance, with the borrower being responsible for any associated yield maintenance costs.

Leasing Reserve: The borrower was required to post an evergreen letter of credit at closing in the amount of $400,000 to be maintained throughout the term of the loan for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Fifth Third Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to deposit their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager are deposited into the lockbox account within one business day of receipt. Prior to a Cash Management Period (as defined below), all excess cash flow is distributed to borrower. During a Cash Management Period, all excess cash flow is swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x; (iii) the failure of 55.0% or more of the Fifth Third Center Property net rentable square footage leased to Fifth Third remaining in occupancy and open for business for more than five consecutive business days; or (iv) Fifth Third voluntarily or involuntarily files for bankruptcy. A Cash Management Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), the Fifth Third Center Property space leased to Fifth Third that has gone dark has been fully re-leased at market rent, for a term of no less than five years to a tenant or multiple tenants approved by the lender, and such tenant(s) are in occupancy and paying rent; or with regard to clause (iv), Fifth Third emerges from bankruptcy and affirms the lease.

Property Management. The Fifth Third Center Property is managed by Crawford Management Group, LLC.

Assumption. The borrower has the right to transfer the Fifth Third Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fifth Third Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Fifth Third Center Property during the loan term. At the time of closing, the Fifth Third Center Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

No. 4 – Hilton - Harrisburg

Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$31,500,000		Specific Property Type:	Full Service
Cut-off Date Principal Balance:		$31,500,000		Location:	Harrisburg, PA
% of Initial Pool Balance:		4.4%		Size:	341 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$92,375
Borrower Name:		2012 Harrisburg Investment LLC		Year Built/Renovated:	1990/2015
Sponsor:		Tae Woo Park		Title Vesting:	Fee
Mortgage Rate:		4.421%		Property Manager:	Greenwood Hospitality Management, LLC
Note Date:		June 4, 2015		3rd Most Recent Occupancy (As of):	62.8% (12/31/2012)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	64.8% (12/31/2013)
Maturity Date:		July 1, 2025		Most Recent Occupancy (As of):	64.2% (12/31/2014)
IO Period:		36 months		Current Occupancy (As of):	65.1% (5/31/2015)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$3,776,870 (12/31/2013)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$3,536,590 (12/31/2014)
Call Protection:		L(25),D(91),O(4)		Most Recent NOI (As of):	$4,132,489 (TTM 6/30/2015)
Lockbox Type:		Springing (Without Established Account)
Additional Debt(1):		Yes
Additional Debt Type(1):		Future Mezzanine
				U/W Revenues:	$21,807,381
				U/W Expenses:	$17,601,327
				U/W NOI:	$4,206,054
				U/W NCF:	$3,115,685
Escrows and Reserves(2):				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	1.64x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.4%
Taxes	$258,795	$63,237	NAP	U/W NCF Debt Yield:	9.9%
Insurance	$82,592	$7,508	NAP	As-Is Appraised Value:	$50,000,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 5, 2015
PIP Reserve	$1,500,000	$0	NAP	Cut-off Date LTV Ratio:	63.0%
Seasonality Reserve	$0	Springing	$350,000	LTV Ratio at Maturity or ARD:	55.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Hilton - Harrisburg Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Harrisburg, Pennsylvania (the “Hilton - Harrisburg Property”). The Hilton - Harrisburg Mortgage Loan was originated on June 4, 2015 by Société Générale. The Hilton - Harrisburg Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at an interest rate of 4.421% per annum. The Hilton - Harrisburg Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton - Harrisburg Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Hilton - Harrisburg Mortgage Loan in whole, but not in part, on any date before April 1, 2025. In addition, the Hilton - Harrisburg Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

HILTON - HARRISBURG

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	100.0%	Loan payoff(1)	$16,712,851	53.1%
			Reserves	1,913,707	6.1
			Closing costs	546,188	1.7
			Return of equity	12,327,254	39.1
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

(1)	The Hilton – Harrisburg Property was previously securitized in the WFRBS 2012-C10 transaction.

The Property. The Hilton - Harrisburg Property is a 15-story, 341-room full service hotel located in the central business district of Harrisburg, Pennsylvania. The Hilton - Harrisburg Property is situated in the center of downtown Harrisburg and two blocks southeast of the Pennsylvania State Capitol building. Additionally, the Hilton - Harrisburg Property is the only full service hotel in downtown Harrisburg. The Hilton - Harrisburg Property was built in 1990 and was renovated between 2014 and 2015. The Hilton - Harrisburg Property comprises 341 guestrooms, including 154 king guestrooms, 172 double/double guestrooms and 15 suites. Amenities at the Hilton - Harrisburg Property include two restaurants, a bar, gift shop, indoor pool, fitness center, and 13 conference rooms/ballrooms totaling 25,344 square feet. The Hilton – Harrisburg Property has a use agreement with the Harrisburg Parking Authority for 400 spaces (1.17 per room) in the adjacent and connected Walnut Street garage. According to the sponsor, over $8.7 million has been invested in the Hilton – Harrisburg Property since acquisition in 2012. An additional $0.8 million of renovations are planned according to the sponsor. The Hilton - Harrisburg Property is currently undergoing a renovation in conjunction with a $9.5 million property improvement plan (“PIP”) with approximately $8.7 million of such amount already spent. So far, the PIP has included upgrades to the furniture, fixtures, guestrooms, bathrooms, lounges, conference rooms/ballrooms, two restaurants and the bar. The remaining $0.8 million budgeted for improvements (for which a $1.5 million upfront PIP reserve was taken) is to be spent on upgrades to the lobby, fitness center and swimming pool, which are expected to be completed in mid-2016. The Hilton - Harrisburg Property is subject to a franchise agreement that expires in June 2027.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton - Harrisburg Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	64.8%	64.2%	65.1%	65.1%
ADR	$151.39	$153.42	$157.00	$157.00
RevPAR	$98.16	$98.48	$102.18	$102.18

Total Revenue	$20,878,931	$20,172,463	$21,807,381	$21,807,381	100.0%	$63,951
Total Department Expenses	9,242,705	8,369,779	9,177,413	9,177,413	42.1	26,913
Gross Operating Profit	$11,636,226	$11,802,684	$12,629,968	$12,629,968	57.9%	$37,038

Total Undistributed Expenses	6,547,445	6,926,699	7,057,967	7,212,128	33.1	21,150
Profit Before Fixed Charges	$5,088,781	$4,875,985	$5,572,001	$5,417,840	24.8%	$15,888

Total Fixed Charges	1,311,911	1,339,395	1,439,512	1,211,786	5.6	3,554

Net Operating Income	$3,776,870	$3,536,590	$4,132,489	$4,206,054	19.3%	$12,334
FF&E	0	0	0	1,090,369	5.0	3,198
Net Cash Flow	$3,776,870	$3,536,590	$4,132,489	$3,115,685	14.3%	$9,137

NOI DSCR	1.99x	1.86x	2.18x	2.22x
NCF DSCR	1.99x	1.86x	2.18x	1.64x
NOI DY	12.0%	11.2%	13.1%	13.4%
NCF DY	12.0%	11.2%	13.1%	9.9%

Appraisal. As of the appraisal valuation date of May 5, 2015, the Hilton - Harrisburg Property had an “as-is” appraised value of $50,000,000 and an “as-stabilized” value of $53,100,000 as of June 1, 2017, which assumes the Hilton - Harrisburg Property will achieve a stabilized occupancy of 68.0% and RevPAR of $106.

Environmental Matters. According to the Phase I environmental site assessment dated May 5, 2015, there was no evidence of any recognized environmental conditions at the Hilton - Harrisburg Property.

Market Overview and Competition. The Hilton - Harrisburg Property is situated in the center of downtown Harrisburg and two blocks from the Pennsylvania State Capitol building. Located on the east bank of the Susquehanna River, approximately 100 miles northwest of Philadelphia and 200 miles east of Pittsburgh, Harrisburg is the ninth largest city in Pennsylvania and is the state capital. The Hilton - Harrisburg Property is connected via an indoor walkway to the Whitaker Center for Science and the Arts, which features a performance theater, digital IMAX cinema and science center. The Pennsylvania State Government is the largest employer in Harrisburg. The federal government also has a presence in Harrisburg, represented by, among others, the Department of Environmental Services and the Department of Agriculture. The second largest employer, located approximately 12 miles east of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

HILTON - HARRISBURG

Hilton - Harrisburg Property, is the Penn State Milton S. Hershey Medical Center, a 491-bed teaching hospital, reflecting the importance of healthcare to the local economy. The third and fourth largest employers are Hershey Entertainment & Resorts Company and the Hershey Company, both of which are headquartered in Hershey, approximately 13 miles east of Harrisburg. Moreover, many national and local corporations, many of whom represent the hotel’s top accounts, maintain offices in the Harrisburg market, including Deloitte, Rite Aid, Accenture, Alvarez and Marsal, CherryRoad Technologies, PriceWaterhouseCoopers, KPMG, Harsco Corporation, and McKinsey & Company. Harrisburg also hosts a number of events including the Pennsylvania Farm Show, which is the largest free indoor agriculture exposition in the United States and has been held in Harrisburg every January since 1917, and the Great American Outdoor Show that occurs each February. According to the appraisal, demand segmentation at the Hilton - Harrisburg Property is as follows: Corporate/Commercial (45.0%), Group (35.0%) and Leisure/Tourism (20.0%).

The following table presents certain information relating to the Hilton - Harrisburg Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton - Harrisburg			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	63.7%	$130.23	$82.90	65.4%	$153.38	$100.30	102.7%	117.8%	121.0%
5/31/2014 TTM	62.0%	$130.79	$81.06	65.8%	$151.03	$99.33	106.1%	115.5%	122.5%
5/31/2013 TTM	60.1%	$127.82	$76.87	62.7%	$146.66	$91.91	104.2%	114.7%	119.6%

(1)	Information obtained from a third-party hospitality report dated June 14, 2015. The competitive set includes the following hotels: Crowne Plaza Harrisburg Hershey, Clarion Hotel & Conference Center Harrisburg West, Best Western Premier, Sheraton Hotel Harrisburg Hershey, Hershey Lodge, Holiday Inn Harrisburg East Airport, and Radisson Hotel Harrisburg.

The Borrower. The borrower is 2012 Harrisburg Investment LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton - Harrisburg Mortgage Loan. Tae Woo Park is the guarantor of certain nonrecourse carveouts under the Hilton - Harrisburg Mortgage Loan.

The Sponsor. The sponsor is Tae Woo Park. Mr. Park has more than 30 years of real estate experience owning and managing various properties. Mr. Park has an ownership interest in 17 real estate properties including five hotels totaling over 1,250 rooms.

Escrows. The loan documents provide for upfront escrows in the amount of $258,795 for real estate taxes, $82,592 for insurance, and $1,500,000 for a PIP reserve. The loan documents provide for monthly escrows of $63,237 for real estate taxes and $7,508 for insurance.

Prior to August 2017, ongoing monthly FF&E reserves are not required as long as no event of default has occurred and is continuing. Commencing August 2017, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 1.0% of operating income for the prior fiscal year. Commencing August 2018, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 3.0% of operating income for the prior fiscal year. Commencing August 2019, ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 4.0% of operating income for the prior fiscal year.

If the amortizing debt service coverage ratio on a trailing 12-month basis (“DSCR”) falls below 1.30x, the lender will sweep all excess cash flow until the balance in the Seasonality Reserve account is equal to $350,000 by October 1st of such calendar year (November 1st in 2015). For so long as the amortizing DSCR is at or above 1.30x and less than 2.00x, the borrower is required to deposit into the Seasonality Reserve account an amount sufficient to cause the balance of the account to equal $350,000 by October 1st of such calendar year (November 1st in 2015). Such amounts in the Seasonality Reserve can be used by the lender for debt service payments during the months of December, January and February to the extent necessary; and if the amortizing DSCR is at or above 1.30x, any excess cash flow remaining in the account after February of such calendar year will be applied toward the payment of the debt service, monthly tax, insurance, and FF&E escrows due on the payment dates in the succeeding months of March and April. If the amortizing DSCR as calculated over two consecutive calendar quarters is greater than or equal to 2.00x, the Seasonality Reserve requirements will terminate and the remaining funds in the account will be returned to the borrower.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and the borrower and property manager will be required to direct tenants to deposit all rents directly into such lockbox account, and direct all credit card providers to deposit all revenues received into the lockbox account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account on each business day.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio falling below 1.15x as of the last day of any calendar quarter or (iii) the maturity date of July 1, 2025. A Cash Management Period will expire upon: (a) with respect to clause (i), the event of default being cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii), the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters, and (c) with respect to clause (iii), the payoff of the Hilton - Harrisburg Mortgage Loan in full.

Property Management. The Hilton - Harrisburg Property is managed by Greenwood Hospitality Management, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

HILTON - HARRISBURG

Assumption. The borrower has the right to transfer the Hilton - Harrisburg Property provided that certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee complies with single purpose bankruptcy remote entity requirements and the transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time following three months from the settlement of the Series 2015-SG1 Certificates and solely in conjunction with a permitted transfer and assumption (as further defined in the loan agreement), the transferee borrower has the right to incur mezzanine financing with a maturity date no earlier than the maturity date of the Hilton - Harrisburg Mortgage Loan from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, Moody’s, and Morningstar; (iii) the combined loan-to-value ratio is not greater than 70.0%; (iv) the combined DSCR (based on a 30-year amortization period) is greater than 1.55x; and (iv) receipt of rating agency confirmations from Fitch, Moody’s, and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton - Harrisburg Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

No. 5 – Ohio Document Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$19,950,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$19,926,207			Location:	Various – See Table
% of Initial Pool Balance:	2.8%			Size:	569,224 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$35.01
Borrower Name:	DP LXI, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	James A. Diamond; William E. Diamond			Title Vesting:	Fee
Mortgage Rate:	4.4970%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	July 10, 2025			Most Recent Occupancy (As of)(2):	100.0% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of):	100.0% (5/22/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,668,684
				U/W Expenses:	$1,680,702
				U/W NOI:	$1,987,982
				U/W NCF:	$1,783,873
Escrows and Reserves(1):				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.0%
Taxes	$0	$43,132	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$32,940	$2,995	NAP	As-Is Appraised Value:	$26,710,000
Replacement Reserve	$0	$5,150	$123,605	As-Is Appraisal Valuation Date(3):	Various
TI/LC Reserve	$0	$11,859	(1)	Cut-off Date LTV Ratio:	74.6%
Deferred Maintenance	$3,750	NAP	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “Escrows” section.

(2)	Historical occupancies and financials were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner. According to the leases the Ohio Document Portfolio Properties were 100.0% occupied as of December 31, 2014.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Ohio Document Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio of industrial properties located in Ohio (the “Ohio Document Portfolio Properties”). The Ohio Document Portfolio Mortgage Loan was originated on July 10, 2015 by Natixis Real Estate Capital LLC. The Ohio Document Portfolio Mortgage Loan had an original principal balance of $19,950,000, has an outstanding principal balance as of the Cut-off Date of $19,926,207 and accrues interest at an interest rate of 4.4970% per annum. The Ohio Document Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Ohio Document Portfolio Mortgage Loan matures on July 10, 2025.

Following the lockout period, the borrower has the right to defease the Ohio Document Portfolio Mortgage Loan in whole or in part, on any date before April 10, 2025. In addition, the Ohio Document Portfolio Mortgage Loan is prepayable without penalty on or after April 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

OHIO DOCUMENT PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$19,950,000	74.1%	Purchase price	$26,600,000	98.9%
Sponsor’s new cash contribution	6,956,976	25.9	Closing costs	270,286	1.0
			Reserves	36,690	0.1
Total Sources	$26,906,976	100.0%	Total Uses	$26,906,976	100.0%

The Properties. The Ohio Document Portfolio Properties are comprised of the fee interest in a portfolio of four industrial warehouse properties totaling 569,224 square feet and located throughout Ohio. The Ohio Document Portfolio Properties range in size from 40,940 square feet to 244,016 square feet and the building clear heights range from 24 feet to 50 feet. Built between 1988 and 2004, the Ohio Document Portfolio Properties are 100% leased by two tenants, Retrievex Inc. and Andrews Moving and Storage of Columbus Inc. Retrievex Inc. was acquired by Access Information Management (“Access CIG, LLC”) in 2012. Access CIG, LLC is the largest privately held records and information management (“RIM”) services provider in the United States. All Retrievex Inc. leases are guaranteed by its parent Access CIG, LLC (rated B3/B by Moody’s/S&P). Andrews Moving and Storage of Columbus Inc. is a privately-owned company that provides residential and commercial relocation and logistics solutions to a variety of customers and companies worldwide.

The following are brief summaries of the four properties comprising the Ohio Document Portfolio Properties:

1 Andrews Circle

The 1 Andrews Circle property consists of two, one-story class B warehouse buildings situated on an 18.6-acre parcel located in Brecksville, Ohio, approximately 17.7 miles from Cleveland. Constructed in 1991, the property contains 216,728 square feet of net rentable area, which includes 14,468 square feet (6.7% of net rentable area) of finished office space, a clear height of 36 to 40 feet in the warehouse area, ten dock doors and four grade-level, drive-in doors. The 1 Andrews Circle property features 147 parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 1 Andrews Circle property was 100.0% leased by Retrievex Inc.

690 Crescentville Road

The 690 Crescentville Road property consists of two, one-story class B warehouse buildings situated on a 10.4-acre parcel located in West Chester, Ohio, approximately 19.2 miles from Cincinnati. Constructed in 1988, the property contains 244,016 square feet of net rentable area, which includes approximately 14,593 square feet (6.0% of net rentable area) of finished office space, a clear height of 24 to 50 feet in the warehouse areas, nine dock doors and five grade level drive-in doors. The South building contains a partial mezzanine in the warehouse area and the eastern portions of the North building contain a multi-level storage area separated by grated steel flooring. The 690 Crescentville Road property features 137 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 690 Crescentville Road property was 100.0% leased by Retrievex Inc.

2500 Charter Street

The 2500 Charter Street property is a one-story, class B warehouse building situated on a 6.0-acre parcel located in Columbus, Ohio. Constructed in 1990, the Property contains a total of 67,540 square foot of net rentable area, which includes approximately 7,025 square foot (10.4% of net rentable area) of finished office space, a clear height of 36 feet in the warehouse area, eight dock doors and one grade level drive-in door. The 2500 Charter Street property features 81 parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 2500 Charter Street property was 100.0% leased by two tenants: Andrews Moving and Storage of Columbus Inc. (42,000 square feet; 62.2% of net rentable area) and Retrievex Inc. (25,540 square feet; 37.8% of net rentable area).

2612 Walcutt Road

The 2612 Walcutt Road property is a one-story Class B warehouse building situated on a 5.0-acre parcel located in Hilliard, Ohio, approximately 10.9 miles from Columbus. Constructed in 2004, the property contains 40,940 square feet of net rentable area, including approximately 430 square feet (1.1% of net rentable area) of finished office space, a clear height of 40 feet in the warehouse area, two dock doors and one grade level drive-in door. The 2612 Walcutt Road property features 25 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of May 22, 2015, the 2612 Walcutt Road property was 100.0% leased by Retrievex Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OHIO DOCUMENT PORTFOLIO

The following table presents certain information relating to the Ohio Document Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
1 Andrews Circle – Brecksville, OH	$8,900,024	44.7%	100.0%	1991/NAP	216,728	$11,930,000
690 Crescentville Road – West Chester, OH	7,945,118	39.9%	100.0%	1988/NAP	244,016	10,650,000
2500 Charter Street – Columbus, OH	1,976,954	9.9%	100.0%	1990/NAP	67,540	2,650,000
2612 Walcutt Road – Hilliard, OH	1,104,110	5.5%	100.0%	2004/NAP	40,940	1,480,000
Total/Weighted Average	$19,926,207	100.0%	100.0%		569,224	$26,710,000

The following table presents certain information relating to the tenancy at the Ohio Document Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Retrievex Inc.(1)	NR/B3/B	527,224	92.6%	$4.04	$2,128,906	92.9%	10/31/2021
Andrews Moving and Storage of Columbus Inc.(2)	NR/NR/NR	42,000	7.4%	$3.86	$162,225	7.1%	2/28/2019
Total Major Tenants		569,224	100.0%	$4.03	$2,291,131	100.0%

Total Occupied Collateral		569,224	100.0%	$4.03	$2,291,131	100.0%

Vacant Space		0	0.0%

Collateral Total		569,224	100.0%

(1)	Ratings are those of Retrievex Inc.’s parent company, Access CIG, LLC, which guarantees each Retrievex Inc. lease. Retrievex Inc. occupies space at all four of the Ohio Document Portfolio Properties (including three on a single-tenant basis). Each Retrievex Inc. lease has two five-year lease extension options.

(2)	Andrews Moving and Storage of Columbus Inc. is a tenant at the 2500 Charter Street property. Andrews Moving and Storage of Columbus Inc. has one three-year lease extension option.

The following table presents certain information relating to the lease rollover schedule at the Ohio Document Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	42,000	7.4%	42,000	7.4%	$162,225	$3.86
2020	0	0	0.0%	42,000	7.4%	$0	$0.00
2021	4(2)	527,224	92.6%	569,224	100.0%	$2,128,906	$4.04
2022	0	0	0.0%	569,224	100.0%	$0	$0.00
2023	0	0	0.0%	569,224	100.0%	$0	$0.00
2024	0	0	0.0%	569,224	100.0%	$0	$0.00
2025	0	0	0.0%	569,224	100.0%	$0	$0.00
Thereafter	0	0	0.0%	569,224	100.0%	$0	$0.00
Vacant	0	0	0.0%	569,224	100.0%	$0	$0.00
Total/Weighted Average	5	569,224	100.0%			$2,291,131	$4.03

(1)	Information obtained from the underwritten rent roll.

(2)	Retrievex Inc. occupies space at all four of the Ohio Document Portfolio properties and each lease has an expiration date of October 31, 2021.

The following table presents historical occupancy percentages at the Ohio Document Portfolio Properties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OHIO DOCUMENT PORTFOLIO

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/22/2015(2)

NAV	NAV	100.0%	100.0%

(1)	Historical occupancies were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner. Per the leases, the Ohio Document Portfolio Properties were 100.0% occupied as of December 31, 2014.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Ohio Document Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,291,131	62.5%	$4.03
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	1,570,642	42.8	2.76
Other Income	0	0	0.00
Less Vacancy & Credit Loss	(193,089)(2)	(5.3)	(0.34)
Effective Gross Income	$3,668,684	100.0%	$6.45

Total Operating Expenses	$1,680,702	45.8%	$2.95

Net Operating Income	$1,987,982	54.2%	$3.49
TI/LC	142,306	3.9	0.25
Capital Expenditures	61,803	1.7	0.11
Net Cash Flow	$1,783,873	48.6%	$3.13

NOI DSCR	1.64x
NCF DSCR	1.47x
NOI DY	10.0%
NCF DY	9.0%
(1)	Historical financials were not available as the borrower recently acquired the Ohio Document Portfolio Properties and such information was not provided by the previous owner.

(2)	The underwritten economic vacancy is 5.3%. The Ohio Document Portfolio Properties were 100.0% physically occupied as of May 22, 2015.

Appraisal. As of the appraisal valuation dates of May 5 and May 6, 2015, the Ohio Document Portfolio Properties had an aggregate “as-is” appraised value of $26,710,000.

Environmental Matters. According to a Phase I environmental report dated May 26, 2015, there was no evidence of any recognized environmental conditions at the Ohio Document Portfolio Properties.

Market Overview. The Ohio Document Portfolio Properties are located in Ohio with two properties located near Columbus, one property near Cincinnati and one property located near Cleveland.

1 Andrews Circle

The 1 Andrews Circle property is located in the Brecksville, Cuyahoga County, Ohio, approximately 17.7 miles from Cleveland. Primary regional access is provided by Ohio Turnpike and Interstate 77. Located just south of the 1 Andrews Circle property, Ohio Turnpike runs in an east-west direction in the northern section of Ohio, serving as a primary corridor to Chicago and Pittsburgh. Interstate 77 is located just east of the 1 Andrews Circle property, and runs in a north-south direction, providing access to Cleveland to the north and Akron to the south. The 1 Andrews Circle property is located approximately 21 miles south-east of the Cleveland Hopkins International Airport.

The 1 Andrews Circle property is located in the Cleveland - Elyria metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Cleveland industrial market contained 482.4 million square feet in 12,502 buildings and had a vacancy rate of 6.1%, with average asking rents of $3.75 per square foot on a gross basis. The 1 Andrews Circle property is located in the South industrial submarket, which has a total of 34.7 million rentable square feet of industrial space. The South industrial submarket exhibited a vacancy of 6.6% rate and average asking rents of $5.58 per square foot on a gross basis as of the first quarter of 2015, which is substantially higher than the Cleveland metropolitan area.

690 Crescentville Road

The 690 Crescentville Road property is located in West Chester, Hamilton County, Ohio, approximately 19.2 miles from Cincinnati. Primary regional access is provided by Interstate 75 and Interstate 275. Located approximately three-quarters of a mile east of the 690 Crescentville Road property, Interstate 75 runs in a north-south direction from Cincinnati to Toledo by way of Dayton. Located approximately one mile south of the 690 Crescentville Road property, Interstate 275 is an 83.7-mile-long loop in Ohio, Indiana, and Kentucky that forms a complete beltway around the Cincinnati, Ohio, area. The Cincinnati/Northern Kentucky International Airport is located approximately 30 miles southwest of the 690 Crescentville Road property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OHIO DOCUMENT PORTFOLIO

The 690 Crescentville Road property is located in the Cincinnati metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Cincinnati industrial market contained 299.6 million square feet in 6,688 buildings and had a vacancy rate of 6.0%, with average asking rents of $3.52 per square foot on a gross basis. The 690 Crescentville Road property is located in the Northern Cincinnati submarket, which had a total of 112.0 million rentable square feet of industrial space accounting for 37.4% of all industrial space in the Cincinnati metropolitan area. The Northern Cincinnati industrial submarket exhibited a vacancy of 6.2% rate and average asking rents of $3.54 per square foot on a gross basis as of the first quarter of 2015, which is in line with the Cincinnati metropolitan area.

2500 Charter Street & 2612 Walcutt Road

The 2500 Charter Street and 2612 Walcutt Road properties are located 0.5 miles apart in Columbus and Hilliard, respectively, both within Franklin County, Ohio. Primary regional access is provided by Interstate 270 and Interstate 70. Located a half-mile east of the 2500 Charter Street and 2612 Walcutt Road properties, Interstate 270 is the beltway loop freeway in the Columbus metropolitan area, commonly known locally as “The Outerbelt”, providing connections to Interstate 70 and Interstate 71. Located approximately three miles south of the 2500 Charter Street and 2612 Walcutt Road properties, Interstate 70 runs in an east-west direction, providing access to Indianapolis to the west, and Columbus and Pennsylvania to the east. Interstate 71 provides access to Cincinnati to the southwest and Cleveland to the northeast. Port Columbus International Airport is located approximately sixteen miles east of the 2500 Charter Street and 2612 Walcutt Road properties.

The 2500 Charter Street and 2612 Walcutt Road properties are located in the Columbus metropolitan statistical area. According to a third-party market research report, as of the first quarter of 2015, the Columbus industrial market contained 256.7 million square feet in 5,077 buildings and exhibited a vacancy rate of 6.8%, with average asking rents of $3.34 per square foot on a gross basis. The 2612 Walcutt Road and 2500 Charter Street properties are located in the Hilliard submarket, which has a total of 25.2 million rentable square feet of industrial space. The Hilliard submarket exhibited a vacancy of 14.4% rate and average asking rents of $3.11 per square foot on a gross basis as of the first quarter of 2015.

The Borrower.  The borrower is DP LXI, LLC, a Delaware limited liability company and a single purpose entity, which is owned by Robert Diamond (45.0%), Diamond Properties LLC (29.0% and managing member), Adam Fisher (17.0%) and RMSOH LLC (9.0%). James A. Diamond and William E. Diamond are the guarantors of certain non-recourse carveouts under the Ohio Document Portfolio Mortgage Loan.

The Sponsors.  The sponsors are James A. Diamond and William E. Diamond, founders of Diamond Properties LLC. Since founding in 1993, Diamond Properties, LLC has acquired forty-five properties, including office, warehouse, retail and residential properties and land, in New York, Pennsylvania, Connecticut, Ohio and Maryland, and currently owns thirty-one of those properties, totaling in excess of 2.5 million square feet.

Escrows. The loan documents provide for upfront reserves in the amount of $32,940 for insurance and $3,750 for deferred maintenance. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $43,132 and one-twelfth of the annual insurance premiums, which currently equates to $2,995. The loan documents require monthly deposits of $5,150 for replacement reserves, subject to a cap of $123,605 and a minimum of $61,803; if at anytime during the term of the loan, the balance of the replacement reserve falls below $61,803, monthly deposits will resume until the cap is met. The loan documents require monthly deposits of $11,859 for tenant improvements and leasing commissions (“TI/LCs”). The TI/LCs reserve cap will be $426,918 in the event that the Retrievex Inc. or any successor tenant (the “Major Tenant”) extends one or more of the Major Tenant leases for a term that extends not less than three years beyond the stated maturity date and the annual base rent for a Major Tenant is equal to or greater than $1,916,016. The TI/LCs reserve cap will be $853,836 in the event that a Major Tenant exercises the first extension option pursuant to one or more of the Major Tenant leases and the annual base rent for the Major Tenant is equal to or greater than $1,916,016 following the exercise of such extension option.

Lockbox and Cash Management. The Ohio Document Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Ohio Document Portfolio Mortgage Loan requires all rents to be directly deposited by tenants of the Ohio Document Portfolio Properties into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x; or (iii) a Major Tenant Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.15x for three consecutive months; and with respect to clause (iii), upon the occurrence of a Major Tenant Trigger Cure Event (as defined below). Notwithstanding the foregoing, if a Cash Management Period is triggered solely by a Major Tenant Termination Event (as defined below), such Cash Management Period will be waived in the event that the debt service coverage ratio, after giving effect to any applicable Major Tenant Termination Events, is at least 1.10x.

A “Major Tenant Trigger Event” means any of: (i) a Major Tenant is the subject of a bankruptcy action; (ii) a Major Tenant is in material or monetary default under its lease beyond any applicable notice and/or cure period; (iii) a Major Tenant Termination Event; or (iv) a Successor Tenant Trigger Event (as defined below).

A “Major Tenant Termination Event” means any of: (i) the termination of a Major Tenant lease for any reason or (ii) the failure by a Major Tenant to renew any extension option prior to the earlier of (A) the date that is 12 months prior to the expiration of the applicable Major Tenant lease or (B) the date on which a Major Tenant is permitted to exercise its extension option under the applicable Major Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OHIO DOCUMENT PORTFOLIO

A “Major Tenant Trigger Cure Event” means any of: (i) with respect to a Major Tenant bankruptcy proceeding, a Major Tenant has assumed each and every Major Tenant lease in such Major Tenant bankruptcy proceeding; (ii) with respect to the first three Major Tenant Trigger Events only, such Major Tenant Trigger Events lease default is cured and no other default has occurred under any Major Tenant lease for three consecutive months; (iii) with respect to a Major Tenant Termination Event, (a) the termination of the applicable Major Tenant lease is rescinded by a Major Tenant, (b) a Major Tenant renews the applicable Major Tenant lease under terms reasonably acceptable to the lender in all material respects or (c) the applicable Major Tenant lease is terminated and (I) all or a portion of the applicable Major Tenant space has been re-tenanted pursuant to one or more acceptable replacement leases and the tenants thereunder have delivered acceptable tenant estoppels to the lender and (II) the annual base rent due pursuant to all Major Tenant leases or successor tenant leases must be equal to or greater than $1,916,016 and (iv) with respect to a Successor Tenant Trigger Event, the occurrence of the applicable Successor Tenant Trigger Cure Event (as defined below).

A “Successor Tenant Trigger Event” means for any successor tenant, the occurrence of any of the trigger events set forth in the definition of Major Tenant Trigger Event, as applicable to such successor tenant.

A ”Successor Tenant Trigger Cure Event” means for any successor tenant, the occurrence of any of the trigger events set forth in the definition of Major Tenant Trigger Cure Event, as applicable to such successor tenant.

Property Management. The Ohio Document Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Ohio Document Portfolio Properties, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Ohio Document Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

No. 6 – DoubleTree DFW

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$18,400,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$18,400,000			Location:	Irving, TX
% of Initial Pool Balance:	2.6%			Size:	282 Rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(2):	$65,248
Borrower Name:	Dallas H28 Owner LLC			Year Built/Renovated:	1974/2011
Sponsors:	David B. Pollin; Robert E. Buccini; Christopher F. Buccini			Title Vesting:	Fee
Mortgage Rate:	4.823%			Property Manager:	Self-managed
Note Date:	December 16, 2014			3rd Most Recent Occupancy (As of):	62.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	73.0% (12/31/2013)
Maturity Date:	January 5, 2025			Most Recent Occupancy (As of):	82.0% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	81.8% (3/31/2015)
Loan Term (Original):	120 months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type(1):	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$2,103,432 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$2,438,330 (12/31/2014)
Call Protection:	L(31),D(86),O(3)			Most Recent NOI (As of)(4):	$2,525,805 (TTM 3/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Mezzanine
				U/W Revenues(4):	$10,345,814
				U/W Expenses(4):	$7,922,681
				U/W NOI(4):	$2,423,133
Escrows and Reserves(3):				U/W NCF(4):	$2,009,300
				U/W NOI DSCR(2)(4):	2.17x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(2)(4):	1.80x
Taxes	$84,540	$42,270	NAP	U/W NOI Debt Yield(2)(4):	13.2%
Insurance	$64,784	$6,478	NAP	U/W NCF Debt Yield(2)(4):	10.9%
FF&E Reserves	$0	(3)	NAP	As-Is Appraised Value(5):	$25,500,000
Seasonality Reserve	$0	$9,835	NAP	As-Is Appraisal Valuation Date(5):	November 24, 2014
PIP Reserve	$1,753,685	$0	NAP	Cut-off Date LTV Ratio(2)(5):	72.2%
Required Repairs	$244,130	NAP	NAP	LTV Ratio at Maturity or ARD(2)(5):	63.6%

(1)	From and after January 5, 2017, the DoubleTree DFW Mortgage Loan amortizes based on a specific amortization schedule provided in Annex A-1 of the Free Writing Prospectus.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the DoubleTree DFW Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $4,515,000. The LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per Unit numbers shown in the chart above are based solely on the DoubleTree DFW Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.25x, 89.9% and 8.8%, respectively.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” herein.
(5)	The “As renovated” Appraised Value is $28,400,000 as of October 1, 2015, which results in a Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD of 64.8% and 57.1%, respectively.

The Mortgage Loan. The mortgage loan (the “DoubleTree DFW Mortgage Loan”) is evidenced by a single promissory note that is secured by the fee interest in a full-service hotel located in Irving, Texas (the “DoubleTree DFW Property”). The DoubleTree DFW Mortgage Loan was originated on December 16, 2014 by Natixis Real Estate Capital LLC. The DoubleTree DFW Mortgage Loan had an original principal balance of $18,400,000, has an outstanding principal balances as of the Cut-off Date of $18,400,000 and accrues interest at a rate of 4.823% per annum. The DoubleTree DFW Mortgage Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and, thereafter, requires payments of principal and interest based on a specific amortization schedule provided in Annex A-1 to the Free Writing Prospectus. The DoubleTree DFW Mortgage Loan matures on January 5, 2025.

Following the lockout period, the borrower has the right to defease the DoubleTree DFW Mortgage Loan in whole, or in part, on any date before November 5, 2024. In addition, the DoubleTree DFW Mortgage Loan is prepayable without penalty on or after November 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DOUBLETREE DFW

Sources and Uses

Sources			Uses
Original loan amount	$18,400,000	68.8%	Purchase price	$23,250,000	86.9%
Mezzanine loan amount	4,515,000	16.9	Reserves	2,147,139	8.0
Sponsor’s new cash contribution	3,840,475	14.4	Closing costs	1,358,336	5.1
Total Sources	$26,755,475	100.0%	Total Uses	$26,755,475	100.0%

The Property. The DoubleTree DFW Property is an eight-story, upscale full-service hotel comprised of 282 rooms, 17,122 square feet of meeting/function space, a restaurant/bar and a Starbucks Café. Originally built in 1974 as a Holiday Inn and renovated in 2011, the DoubleTree DFW Property features 177 king guestrooms, 100 double/double guestrooms and five parlor suites. Amenities at the DoubleTree DFW Property include an outdoor swimming pool, market pantry, business center, fitness room, guest laundry facilities and complimentary airport shuttle service. The restaurant/bar space is operated by Flatland Grille & Bar, a contemporary Texas bistro featuring southwestern cuisine. According to the sponsors, since 2004, approximately $18.6 million ($65,957 per room) in capital improvements has been invested in the DoubleTree DFW Property. From 2007 to 2009, the DoubleTree DFW Property underwent a significant renovation related to a brand conversion from a Holiday Inn to a Wyndham hotel. This renovation included approximately $15.7 million of upgrades and improvements, including complete guestroom upgrades, improvements to common areas and public spaces and meeting facility upgrades. The Doubletree DFW Property changed flags from a Wyndham to a Doubletree hotel in March 2011. Subsequent to the change of flag, the seller invested approximately $1.9 million in Hilton brand required renovations and upgrades. All conversion-related improvements were completed by 2013, with renovations including capital improvements to the roof, HVAC systems, exterior façade, and electrical systems. At loan closing, a $1.8 million PIP reserve was held back in connection with the execution of a new 15-year franchise agreement with Hilton, which expires in December 16, 2029. The Doubletree DWF Property contains 345 parking spaces, resulting in a parking ratio of 1.2 spaces per room.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the DoubleTree DFW Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 3/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	62.5%	73.0%	82.0%	81.8%	81.8%
ADR	$98.25	$96.84	$93.91	$95.32	$95.32
RevPAR	$61.40	$70.70	$77.04	$77.95	$77.95

Total Revenue	$8,180,386	$9,516,460	$10,256,773	$10,345,814	$10,345,814	100.0%	$36,687
Total Department Expenses	2,885,464	3,470,723	3,708,751	3,713,972	3,713,972	35.9	13,170
Gross Operating Profit	$5,294,922	$6,045,737	$6,548,022	$6,631,842	$6,631,842	64.1%	$23,517

Total Undistributed Expenses	3,159,792	3,367,796	3,500,006	3,526,035	3,628,707	35.1	12,868
Profit Before Fixed Charges	$2,135,130	$2,677,941	$3,048,016	$3,105,807	$3,003,135	29.0%	$10,649

Total Fixed Charges	427,925	574,509	609,686	580,002	580,002	5.6	2,057

Net Operating Income	$1,707,205(1)	$2,103,432(1)	$2,438,330(1)	$2,525,805	$2,423,133	23.4%	$8,593
FF&E	0	0	0	0	413,833	4.0	1,467
Net Cash Flow	$1,707,205	$2,103,432	$2,438,330	$2,525,805	$2,009,300	19.4%	$7,125

NOI DSCR	1.53x	1.88x	2.18x	2.26x	2.17x
NCF DSCR	1.53x	1.88x	2.18x	2.26x	1.80x
NOI DY	9.3%	11.4%	13.3%	13.7%	13.2%
NCF DY	9.3%	11.4%	13.3%	13.7%	10.9%

(1)	The DoubleTree DFW Property changed flags from a Wyndham to a Doubletree Hotel in March 2011. Subsequent to the change of flag, the seller invested approximately $1.9 million in Hilton brand required renovations and upgrades. Thus, during the 2012-2013 period, the property was still stabilizing as a DoubleTree and there was ongoing construction at the property that wasn’t competed until June 2013. The increase in NOI from 2012 to 2014 is primarily due to an increase in occupancy rate from 62.5% to 82.0%, partially offset by a decrease in average daily room rate from $98.25 to $93.91.

Appraisal. As of the appraisal valuation date of November 24, 2014, the DoubleTree DFW Property had an “as-is” appraised value of $25,500,000 and an “as renovated” value of $28,400,000, as of October 1, 2015.

Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2014, there was no evidence of any recognized environmental conditions at the DoubleTree DFW Property.

Market Overview and Competition. The DoubleTree DFW Property is located in Irving, Dallas County, Texas and is situated approximately 1 mile from the Dallas/Fort Worth International Airport. Irving is a city of approximately 220,000 that is home to over 9,000 companies, including nine Fortune 1000 global headquarters, such as Commercial Metals, ExxonMobil, Kimberly-Clark, Celanese, and Fluor Corporation, and an office location for 53 Fortune 500 corporations. Irving is situated strategically in the middle of the Dallas/Fort Worth metropolitan area, and the Dallas/Fort Worth International Airport is located within minutes of the area. The Dallas/Fort Worth International Airport is one of the nation’s largest airports and serves as headquarters for American Airlines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

DOUBLETREE DFW

Furthermore, according to the appraisal, the Irving/Las Colinas area features several tourist attractions that drive additional traffic to the area: Las Colinas Urban Center, Irving Music Factory at Las Colinas, Irving Arts Center, Carpenter Hall and Dupree Theater. The Las Colinas Urban Center, centered on the 125-acre man-made Lake Carolyn, features Las Colinas’ famed Mustangs of Las Colinas Sculpture and the Las Colinas Flower Clock. The development of the Irving Music Factory at Las Colinas began in August of 2014; it is scheduled to be finished in late 2015 or early 2016. The Irving Music Factory at Las Colinas is planned to include a concert venue, retail shops, restaurants, office space, a plaza, and additional parking options. Arlington, located approximately ten miles southwest of Irving, offers numerous sports and entertainment venues. The $1.5-billion AT&T Stadium is home of the NFL’s Dallas Cowboys and has become a major attraction for the area since opening in 2009. Grapevine, located approximately 16.5 miles to the west of Irving, is home to the Grapevine Mills outlet mall, which features hundreds of retail-outlet stores, the LEGOLAND Discovery Centre and the $15.0 million Sea Life aquarium. In 2011, the construction was completed on the Irving Convention Center, which is located in the Las Colinas Urban Center. The Irving Convention Center features a 275,000-square-foot convention facility with a 50,000-square-foot, column-free exhibit hall; a 20,000-square-foot ballroom; 20 conference rooms; and an 800-space parking structure.

The following table presents certain information relating to the DoubleTree DFW Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree DFW			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2015 TTM	66.5%	$124.99	$83.17	81.5%	$97.48	$79.45	122.5%	78.0%	95.5%
6/30/2014 TTM	68.3%	$111.81	$76.31	77.7%	$94.66	$73.58	113.9%	84.7%	96.4%
6/30/2013 TTM	64.1%	$106.63	$68.31	68.6%	$98.21	$67.40	107.1%	92.1%	98.7%

(1)	Information obtained from a third-party hospitality report dated July 17, 2015. The competitive set includes the following hotels: Sheraton Hotel DFW Airport, Hotel Las Colinas, Hilton Garden Inn Las Colinas and Courtyard Dallas Fort Worth Airport North.

The Borrower. The borrower is Dallas H28 Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree DFW Mortgage Loan. David B. Pollin, Robert E. Buccini and Christopher F. Buccini are the guarantors of certain nonrecourse carveouts under the DoubleTree DFW Mortgage Loan.

The Sponsor. The sponsors are David B. Pollin, Robert E. Buccini and Christopher F. Buccini, principals of the Buccini/Pollin Group (“BPG”). BPG is a privately-held, full-service real estate acquisition, development and management company with offices in Washington, DC; Wilmington, Delaware; Philadelphia, Pennsylvania; and Baltimore, Maryland. Formed in 1993, BPG develops and acquires hotel, office, residential, retail, and parking properties in the mid-Atlantic and northeast regions of the United States. On behalf of its principals, investors and financial partners, BPG has acquired or developed real estate assets having a value in excess of $4.0 billion, including 26 hotels, six million square feet of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park, home of the Philadelphia Union Major League Soccer team. BPG is the developer, owner and operator of hotels carrying the following flags, among others: Hilton, Sheraton, Embassy Suites, Hilton Garden Inn, Aloft by W Hotels and Homewood Suites by Hilton.

Escrows. The loan documents provide upfront reserves of $84,540 for real estate taxes, $64,784 for insurance, $244,130 for required repairs and $1,753,685 for the Property Improvement Plan reserve. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $42,270, one-twelfth of the estimated annual insurance premium, which currently equates to $6,478, and one-twelfth of 4.0% of gross revenue for the prior calendar year for FF&E reserves. The loan documents require deposits of $9,835 into the seasonality reserve, commencing on the first payment date and on each payment date occurring in February through December inclusive.

Lockbox and Cash Management. The DoubleTree DFW Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires all rents to be directly deposited into such lockbox account. The loan documents also require that the borrower and manager deposit all rents received into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined below), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default or (ii) at any time beginning after December 16, 2015, the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x. A Cash Sweep Period will end with respect to clause (i) above, upon the cure of such event of default and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for three consecutive months.

Property Management. The DoubleTree DFW Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the DoubleTree DFW Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

DOUBLETREE DFW

Subordinate and Mezzanine Indebtedness. A $4.515 million mezzanine loan was funded at closing by Natixis Real Estate Capital LLC and purchased by RMEZZ DFW Airport Hotel, LLC thereafter. The mezzanine loan is co-terminous with the DoubleTree DFW Mortgage Loan and accrues interest at a rate of 9.500% per annum. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree DFW Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

No. 7 – Hilton Garden Inn Green Bay

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$16,700,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$16,700,000			Location:	Green Bay, WI
% of Initial Pool Balance:	2.3%			Size:	125 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$133,600
Borrower Name:	KNK-Plaza Hotel of Green Bay, LLC			Year Built/Renovated:	1999/2014
Sponsors:	Beechwood Development, LLC, Thomas D. Arnot and Darrell M. Hanson			Title Vesting:	Fee
Mortgage Rate:	4.497%			Property Manager:	Self-managed
Note Date:	June 10, 2015			3rd Most Recent Occupancy (As of):	76.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.6% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of):	75.5% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	75.3% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,004,426 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,092,053 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$2,111,875 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$4,656,007
				U/W Expenses:	$2,485,957
				U/W NOI:	$2,170,050
Escrows and Reserves(2):				U/W NCF:	$1,937,249
				U/W NOI DSCR:	2.14x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.91x
Taxes	$11,917	$11,917	NAP	U/W NOI Debt Yield:	13.0%
Insurance	$31,003	$2,818	NAP	U/W NCF Debt Yield:	11.6%
FF&E	$15,520	$15,520	NAP	As-Is Appraised Value:	$26,400,000
Debt Service Reserve	$169,173	Springing	$169,173	As-Is Appraisal Valuation Date:	May 12, 2015
Lobby Expansion	$600,000(3)	$0	NAP	Cut-off Date LTV Ratio:	63.3%
Zoning Protection	$44,138	$0	NAP	LTV Ratio at Maturity or ARD:	57.9%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	$450,000 of the lobby expansion reserve is in an account controlled by the borrower. If the amount in the borrower-controlled account is not used by the borrower on the expansion within 30 months of the note date, the funds will be transferred to a lender-controlled account.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn Green Bay Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited service hotel located in Green Bay, Wisconsin (the “Hilton Garden Inn Green Bay Property”). The Hilton Garden Inn Green Bay Mortgage Loan was originated on June 10, 2015 by Société Générale. The Hilton Garden Inn Green Bay Mortgage Loan had an original principal balance of $16,700,000, has an outstanding principal balance as of the Cut-off Date of $16,700,000 and accrues interest at an interest rate of 4.497% per annum. The Hilton Garden Inn Green Bay Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Garden Inn Green Bay Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrower has the right to defease the Hilton Garden Inn Green Bay Mortgage Loan in whole, but not in part, on any date before January 1, 2025. In addition, the Hilton Garden Inn Green Bay Mortgage Loan is prepayable without penalty on or after January 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

HILTON GARDEN INN GREEN BAY

Sources and Uses

Sources			Uses
Original loan amount	$16,700,000	100.0%	Loan payoff	$9,489,018	56.8%
			Reserves(1)	871,750	5.2
			Closing costs	456,012	2.7
			Return of equity	5,883,220	35.2
Total Sources	$16,700,000	100.0%	Total Uses	$16,700,000	100.0%
(1)	Includes a $600,000 reserve for lobby expansion.

The Property. The Hilton Garden Inn Green Bay Property is a five-story, 125-room limited service hotel located half a mile from the National Football League’s (“NFL”) Green Bay Packer’s Lambeau Field football stadium in Green Bay, Wisconsin. The Hilton Garden Inn Green Bay Property was built in 1999 and was renovated from 2012 through 2014. The Hilton Garden Inn Green Bay Property comprises a total of 125 guestrooms, including 76 king guestrooms and 49 queen guestrooms. Amenities include a fitness center, an indoor heated swimming pool, an indoor spa pool, a business center with complimentary internet access and a laundry room. The Hilton Garden Inn Green Bay Property’s primary restaurant is The Garden Grille & Bar which serves breakfast and dinner. The Hilton Garden Inn Green Bay Property offers four meeting and banquet rooms totaling approximately 2,112 square feet. There are 144 surface parking spaces available to hotel guests, resulting in a parking ratio of 1.2 spaces per guest room. The Hilton Garden Inn Green Bay Property is subject to a franchise agreement that expires in April 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Garden Inn Green Bay Property:

Cash Flow Analysis

	2013	2014	TTM 4/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.6%	75.5%	75.3%	75.3%
ADR	$114.45	$120.92	$122.61	$122.61
RevPAR	$86.53	$91.27	$92.28	$92.28

Total Revenue	$4,357,253	$4,611,115	$4,656,007	$4,656,007	100.0%	$37,248
Total Department Expenses	865,758	1,026,420	1,035,574	1,035,574	22.2%	8,285
Gross Operating Profit	$3,491,495	$3,584,695	$3,620,433	$3,620,433	77.8%	$28,963

Total Undistributed Expenses	1,308,241	1,314,477	1,342,121	1,273,562	27.4	10,188
Profit Before Fixed Charges	$2,183,254	$2,270,218	$2,278,312	$2,346,871	50.4%	$18,775

Total Fixed Charges	178,828	178,165	166,437	176,821	3.8	1,415

Net Operating Income	$2,004,426	$2,092,053	$2,111,875	$2,170,050	46.6%	$17,360
FF&E	0	0	0	232,800	5.0	1,862
Net Cash Flow	$2,004,426	$2,092,053	$2,111,875	$1,937,249	41.6%	$15,498

NOI DSCR	1.97x	2.06x	2.08x	2.14x
NCF DSCR	1.97x	2.06x	2.08x	1.91x
NOI DY	12.0%	12.5%	12.6%	13.0%
NCF DY	12.0%	12.5%	12.6%	11.6%

Appraisal. As of the appraisal valuation date of May 12, 2015, the Hilton Garden Inn Green Bay Property had an “as-is” appraised value of $26,400,000 and an “as-stabilized” value of $29,100,000 as of June 1, 2018, which assumes the Hilton Garden Inn Green Bay Property will achieve a stabilized occupancy of 76.0% and RevPAR of $111.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2015, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn Green Bay Property.

Market Overview and Competition. The Hilton Garden Inn Green Bay Property is located directly off a major thoroughfare, Lombardi Avenue, within walking distance of Lambeau Field, home to the NFL’s Green Bay Packers. Green Bay is the third-largest city in Wisconsin after Milwaukee and Madison and is part of the Green Bay metropolitan statistical area. The Green Bay metropolitan statistical area had an estimated population of 320,300 in 2014, up from 307,100 in 2010. The Hilton Garden Inn Green Bay Property is located approximately 3.3 miles south of the KI Convention Center, northeastern Wisconsin’s largest meeting facility, offering approximately 45,000 square feet of flexible meeting and exhibit space. The KI Convention Center is undergoing a 34,000 square feet expansion with an estimated completion date of August 2015. According to local officials, the expansion has already added $6 million in business in 2016. Another nearby demand generator is the Resch Center (located approximately 0.3 miles west of the Hilton Garden Inn Green Bay Property), a new performance facility seating over 10,000 people, which generates primarily sports-related leisure and group demand in the hotel market. The healthcare and health insurance industries are also a major component of the Green Bay economy. Humana is the largest employer in the region and three other healthcare employers are listed in the top ten employers of Green Bay, including Bellin Health (4th), Aurora Health Care (7th), and St. Vincent Hospital (10th). According to the appraisal, customer segmentation is as follows: Corporate (60.0%), Leisure/Tourism (25.0%) and Group (15.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

HILTON GARDEN INN GREEN BAY

The following table presents certain information relating to the Hilton Garden Inn Green Bay Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn Green Bay			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	64.7%	$105.60	$68.32	77.2%	$121.33	$93.66	119.3%	114.9%	137.1%
5/31/2014 TTM	62.5%	$100.82	$63.01	75.7%	$115.16	$87.18	121.1%	114.2%	138.4%
5/31/2013 TTM	61.6%	$97.27	$59.93	75.6%	$109.32	$82.70	122.8%	112.4%	138.0%
(1)	Information obtained from a third-party hospitality report dated June 18, 2015. The competitive set includes the following hotels: Ramada Plaza Green Bay, Comfort Suites Green Bay, Hampton Inn Green Bay, Springhill Suites Green Bay, Holiday Inn & Suites Green Bay Stadium and aloft Hotel Green Bay.

The Borrower. The borrower is KNK-Plaza Hotel of Green Bay, LLC, a Wisconsin limited liability company and a single purpose entity. Thomas D. Arnot and Darrell M. Hanson are the guarantors of certain nonrecourse carveouts under the Hilton Garden Inn Green Bay Mortgage Loan.

The Sponsors. The sponsors are Beechwood Development, LLC, Thomas D. Arnot and Darrell M. Hanson. Thomas D. Arnot and Darrell M. Hanson are the founding partners of Beechwood Development, LLC. Mr. Arnot has more than 20 years of experience owning and managing various hospitality properties. In 2001, Mr. Arnot was appointed to the Hilton Garden Inn Advisory Board, and was a member of the executive board of Hilton Managers Assurance Corporation, a hotel investment fund. Mr. Arnot’s portfolio includes eight hotels operated under the Hilton and Comfort Suites brands in six states. The sponsors developed the Hilton Garden Inn Green Bay Property in 1999 and have owned it ever since.

Escrows. The loan documents provide for an upfront real estate tax escrow in the amount of $11,917 and ongoing monthly escrows of $11,917; an upfront insurance escrow in the amount of $31,003 and ongoing monthly escrows of $2,818; an upfront lobby expansion reserve in the amount of $600,000 (although $450,000 of the funds are held in a borrower-controlled account for use by the borrower on the expansion within 30 months of the note date and then transferred to a lender-controlled account); and an upfront zoning protection reserve in the amount of $44,138.

In addition, the loan documents provide for an upfront FF&E reserve in the amount of $15,520 and ongoing monthly FF&E reserves are required in an amount equal to one-twelfth of 4.0% of gross revenue for the prior fiscal year (initially to be $15,520 per month).

The loan documents provide for an upfront debt service reserve in the amount of $169,173 and, if the debt service reserve account is less than $169,173, on the next payment date the borrower shall deposit an amount such that the balance in the debt service reserve account is equal to $169,173. Should the borrower fail to make such a payment, the lender will sweep all excess cash flow until the balance in the debt service reserve is equal to $169,173 (a “Debt Service Sweep Period”). Such amounts in the debt service reserve can be used by the lender for debt service payments any month in which the net cash flow from the Hilton Garden Inn Green Bay Property is insufficient to pay the debt service.

A “Franchise Sweep Period” shall commence upon the first payment date following (a) the expiration of the franchise agreement; (b) the termination of a franchise license agreement; or (c) upon an event of default under the franchise agreement, at which time the borrower will be required to (i) maintain a balance of $937,500 in a franchise reserve account, or (ii) a cash flow sweep will commence until (a) the Franchise Reserve account has a balance equal to at least $937,500; (b) the borrower completes the renewal of the franchise license agreement; (c) the borrower has executed a new franchise agreement acceptable to the lender; or (d) the applicable default has been cured.

Lockbox and Cash Management. The Hilton Garden Inn Green Bay Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and to direct each credit card company with which the borrowers have entered into merchant’s agreements to deliver all receipts payable with respect to the Hilton Garden Inn Green Bay Property directly into the lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Period, all funds on deposit in the account are swept to a lender-controlled cash management account on each business day.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Debt Service Sweep Period; or (iii) the commencement of a Franchise Sweep Period (as described in the “Escrows” section). A Cash Management Period will expire upon: with respect to clause (i), the event of default is cured and no other event of default above has occurred and is continuing; with respect to clause (ii), the debt service reserve is greater than or equal to $169,173; or with respect to clause (iii), the borrower cures the Franchise Sweep Period as defined in the “Escrows” section.

Property Management. The Hilton Garden Inn Green Bay Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hilton Garden Inn Green Bay Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

HILTON GARDEN INN GREEN BAY

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing from an approved mezzanine lender (as outlined in the loan documents), subject to satisfaction of certain conditions including, but not limited to, (i) the execution of such documentation as the lender may require in connection with such mezzanine financing; (ii) the combined loan-to-value ratio is not greater than 70.0%; and (iii) the combined debt service coverage ratio (based on a 30-year amortization schedule) is not less than 1.30x.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn Green Bay Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

No. 8 – The Fairfax Building

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,500,000			Location:	Richmond, VA
% of Initial Pool Balance:	2.3%			Size:	155,335 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$106.22
Borrower Name:	Fairfax Rollup, LLC			Year Built/Renovated:	1989/2003
Sponsor:	REVA Catalyst Fund, LLC			Title Vesting:	Fee
Mortgage Rate:	4.278%			Property Manager:	Self-Managed
Note Date:	May 14, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.0% (12/31/2013)
Maturity Date:	June 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	98.3% (4/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,747,376 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,603,668 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(2):	$1,623,629 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,690,970
				U/W Expenses:	$962,874
				U/W NOI(2):	$1,728,096
				U/W NCF:	$1,533,926
Escrows and Reserves(1):				U/W NOI DSCR:	1.77x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.5%
Taxes	$12,101	$12,101	NAP	U/W NCF Debt Yield:	9.3%
Insurance	$4,874	$1,625	NAP	As-Is Appraised Value:	$22,000,000
Replacement Reserves	$0	$3,056	NAP	As-Is Appraisal Valuation Date:	March 18, 2015
TI/LC Reserve	$0	$12,917	$475,000	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance	$12,720	$0	NAP	LTV Ratio at Maturity or ARD:	65.3%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (“The Fairfax Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a five-story suburban office building located in Richmond, Virginia (“The Fairfax Building Property”). The Fairfax Building Mortgage Loan was originated on May 14, 2015 by Société Générale. The Fairfax Building Mortgage Loan had an original principal balance of $16,500,000, has an outstanding principal balance as of the Cut-off Date of $16,500,000 and accrues interest at an interest rate of 4.278% per annum. The Fairfax Building Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Fairfax Building Mortgage Loan matures on June 1, 2025.

Following the lockout period, the borrower has the right to defease The Fairfax Building Mortgage Loan in whole, but not in part, on any date before March 1, 2025. In addition, The Fairfax Building Mortgage Loan is prepayable without penalty on or after March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

THE FAIRFAX BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$16,500,000	100.0%	Loan payoff	$15,819,561	95.9%
			Reserves	29,696	0.2
			Closing costs	454,435	2.8
			Return of equity	196,308	1.2
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

The Property. The Fairfax Building Property is comprised of a 5-story, class A, suburban office building situated on approximately 8.9-acre site located in Richmond, Virginia, along the Midlothian Turnpike and adjacent to the Johnston-Willis Hospital. The Fairfax Building Property was constructed in 1989, renovated in 2003 and consists of 155,335 rentable square feet which includes 106,935 square feet (68.8% of net rentable area) of professional/general office space (the “General Office Space”) and 48,400 square feet (31.2% of net rentable area) of medical office space (the “Medical Office Space”). The Fairfax Building Property is 45.1% leased to Indivior and serves as the company’s U.S. corporate headquarters. Indivior has expanded and/or extended their lease term eight times since taking initial occupancy at The Fairfax Building Property in 2004. Indivior’s most recent expansion was for 13,893 square feet (8.9% of net rentable area) and occurred in November, 2014. The Fairfax Building Property is 17.4% leased to Virginia Physicians for Women who took occupancy at The Fairfax Building Property in 2003 and expanded their space in July 2013. The Virginia Physicians for Women space at The Fairfax Office Property contains their primary outpatient surgery center. From 2006 through April 30, 2015, The Fairfax Building Property maintained an average occupancy of 97.6%. The Fairfax Building Property contains 581 surface parking spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 square feet of rentable area. As of April 30, 2015, The Fairfax Building Property was 98.3% physically occupied by nine tenants subject to 11 leases.

The following table presents certain information relating to the tenancy at The Fairfax Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Indivior	NR/NR/B	70,000	45.1%	$18.23	$1,276,335	44.6%	Various(3)
Virginia Physicians for Women	NR/NR/NR	26,981	17.4%	$20.17	$544,178	19.0%	Various(4)(5)
SunTrust Bank	BBB+/Baa1/BBB+	30,860	19.9%	$16.74	$516,596	18.0%	10/31/2017(6)
Chippenham & Johnston-Willis Hospital	NR/NR/NR	6,961	4.5%	$23.44	$163,133	5.7%	6/30/2017
Neurological Associates, PC	NR/NR/NR	5,786	3.7%	$20.60	$119,191	4.2%	5/31/2018
Total Major Tenants		140,588	90.5%	$18.63	$2,619,434	91.5%

Non-Major Tenants (7)		12,050	7.8%	$20.22	$243,696	8.5%

Occupied Collateral Total		152,638	98.3%	$18.76	$2,863,129	100.0%

Vacant Space		2,697	1.7%

Collateral Total		155,335	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through December 2015 totaling $73,426.

(3)	Indivior occupies space totaling 56,107 square feet (36.1% of net rentable area) with a lease expiration date of December 31, 2017 and space totaling 13,893 square feet (8.9% of net rentable area) with a lease expiration of January 24, 2019.

(4)	Virginia Physicians for Women occupies one space totaling 25,434 square feet (16.4% of net rentable area) with a lease expiration of April 30, 2021 and another space totaling 1,547 square feet (1.0% of net rentable area) with a lease expiration of June 30, 2018.

(5)	Virginia Physicians for Women has one, 34-month lease renewal option on their 1,547 square foot space.

(6)	SunTrust Bank has one, 3-year renewal option.

(7)	Non-Major Tenants includes 3,378 square feet of space is occupied by Reva Management Advisors LLC, which is the sponsor’s leasing and management company, with a lease expiration date of May 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

THE FAIRFAX BUILDING

The following table presents certain information relating to the lease rollover schedule at The Fairfax Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	3	93,928	60.5%	93,928	60.5%	$1,719,953	$18.31
2018	2	7,333	4.7%	101,261	65.2%	$151,011	$20.59
2019	3	8,672	5.6%	109,933	70.8%	$182,892	$21.09
2020	2	17,271	11.1%	127,204	81.9%	$296,916	$17.19
2021	1	25,434	16.4%	152,638	98.3%	$512,358	$20.14
2022	0	0	0.0%	152,638	98.3%	$0	$0.00
2023	0	0	0.0%	152,638	98.3%	$0	$0.00
2024	0	0	0.0%	152,638	98.3%	$0	$0.00
2025	0	0	0.0%	152,638	98.3%	$0	$0.00
Thereafter	0	0	0.0%	152,638	98.3%	$0	$0.00
Vacant	0	2,697	1.7%	155,335	100.0%	$0	$0.00
Total/Weighted Average	11(4)	155,335	100.0%			$2,863,129	$18.76
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Multiple tenants operate under more than one lease. There are nine tenants subject to 11 leases.

The following table presents historical occupancy percentages at The Fairfax Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/30/2015(2)

100.0%	97.0%	100.0%	98.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

THE FAIRFAX BUILDING

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Fairfax Building Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,718,577	$2,728,178	$2,731,650	$2,863,129(1)	106.4%	$18.43
Grossed Up Vacant Space	0	0	0	43,137	1.6	0.28
Total Reimbursables	14,911	20,729	37,700	12,416	0.5	0.08
Other Income	39,783	11,019	30,332	6,285	0.2	0.04
Less Free Rent	(15,777)	(152,101)	(172,128)	0	0.0	0.00
Less Vacancy	0	0	0	(233,997) (2)	(8.7)	(1.51)
Effective Gross Income	$2,757,494	$2,607,825	$2,627,554	$2,690,970	100.0%	$17.32

Total Operating Expenses	$1,010,118	$1,004,157	$1,003,925	$962,874	35.8%	$6.20

Net Operating Income	$1,747,376	$1,603,668	$1,623,629	$1,728,096	64.2%	$11.12
TI/LC	0	0	0	155,336	5.8	1.00
Capital Expenditures	0	0	0	38,834	1.4	0.25
Net Cash Flow	$1,747,376	$1,603,668	$1,623,629	$1,533,926	57.0%	$9.87

NOI DSCR	1.79x	1.64x	1.66x	1.77x
NCF DSCR	1.79x	1.64x	1.66x	1.57x
NOI DY	10.6%	9.7%	9.8%	10.5%
NCF DY	10.6%	9.7%	9.8%	9.3%

(1)	The increase in the U/W Base Rent from the TTM 6/30/2015 is attributed to contractual rent increases through December 2015 totaling $73,426 and SunTrust Bank rent concessions that expired in December 31, 2014.

(2)	The underwritten economic vacancy is 8.0%. The Fairfax Building Property was 98.3% leased as of April 30, 2015.

Appraisal. As of the appraisal valuation date of March 18, 2015, The Fairfax Building Property had an “as-is” appraised value of $22,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 25, 2015, there was no evidence of any recognized environmental conditions at The Fairfax Office Property.

Market Overview and Competition. The Fairfax Building Property is located along the Midlothian Turnpike (US 60), approximately 12 miles southwest of the Richmond central business district and approximately 20 miles west of Richmond International Airport. Primary access to The Fairfax Building Property is provided by US 60, which is the primary commercial artery in the area, providing access to the majority of the region’s highways including Routes 150 and 76. Surrounding land is predominately retail, office and residential. The Fairfax Building Property is adjacent to Johnston Willis Hospital campus, which consists of the main hospital, the Atrium, the Thomas Johns Cancer Center, as well as numerous single-story medical office buildings. The neighborhood beyond the hospital consists primarily of offices, retail, and single family residential. Nearby commercial development is focused along the Midlothian Turnpike.

According to the appraisal, The Fairfax Building Property is located within the Richmond office market, within the Midlothian Corridor office submarket, which comprised approximately 4.4 million square feet of office space as of the fourth quarter of 2014. The Midlothian Corridor total office submarket occupancy rate was 87.1% and the Midlothian Corridor medical office submarket occupancy rate was 98.6%. Per the appraisal, market rent for general office space and medical office space is $18.00 and $21.00 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

THE FAIRFAX BUILDING

The following table presents certain information relating to comparable office properties for The Fairfax Building Property:

Competitive Set(1)

	The Fairfax Building (Subject)	Arboretum IX	Boulders III	Park West I at CenterPointe	Stony Point II	Billy Reynolds Jr. Building	St. Francis MOB I
Location	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Richmond, VA	Midlothian, VA
Distance from Subject	--	1.7 miles	4.0 miles	4.0 miles	3.0 miles	8.0 miles	5.0 miles
Property Type	Office	Office	Office	Office	Office	Medical Office	Medical Office
Year Built/Renovated	1989/2003	1998/NAP	1989/NAP	1988/NAP	1999/NAP	1978/NAP	2004/NAP
Stories	5	3	7	3	4	2	6
Total GLA	155,335 SF	74,115 SF	133,302 SF	57,441 SF	134,955 SF	63,887 SF	152,316 SF
Total Occupancy	99%	85%	84%	96%	98%	95%	93%

(1)    Information obtained from the appraisal.

The Borrower. The borrower is Fairfax Rollup, LLC, which is a single purpose entity. Reva Catalyst Fund, LLC (“Reva”) is the guarantor of certain nonrecourse carveouts under The Fairfax Building Mortgage Loan.

The Sponsor. The sponsor, Reva, was established in 2009 to acquire equity interests in properties owned by tenant-in-common investors. Reva has ownership in seven commercial properties and reported a net worth of approximately $28.6 million as of December 31, 2014. The Reva principals are Chis and Stevens Sadler. Chris Sadler has an MBA from Vanderbilt University and formerly managed over $12 billion as chief equity underwriter for a national real estate firm, currently manages $2 billion in direct real estate acquisitions/dispositions. Stevens Sadler has managed over $1 billion in capital market transaction and oversaw $500 million in structured debt and workouts.

Escrows. The loan documents provide for upfront reserves in the amount of $12,101 for real estate taxes, $4,874 for insurance and $12,720 for deferred maintenance. The loan documents require monthly deposits of $12,101 for real estate taxes, $1,625 for insurance, $3,056 for replacement reserves and $12,917 for tenant improvements and leasing commissions. After year three of The Fairfax Building Mortgage Loan, the tenant improvements and leasing commissions reserve will be capped at $475,000 provided physical occupancy is at least 90% at The Fairfax Building Property.

Lockbox and Cash Management. The Fairfax Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be released to the borrower’s account on a daily basis. During a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into the lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) The Fairfax Building Mortgage Loan maturity date; (ii) the occurrence and continuance of an event of default; (iii) the amortizing net cash flow debt service coverage ratio is less than 1.15x at the end of any calendar quarter or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire: with regard to clause (i), upon the repayment of The Fairfax Building Mortgage Loan in full; with regard to clause (ii), upon the cure of such event of default; with regard to clause (iii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and with regard to clause (iv), upon the occurrence of a lease sweep cure event under the loan documents.

A “Lease Sweep Period” will commence on the first payment date under The Fairfax Building Mortgage Loan following the occurrence of any of the following: (i) the date which is twelve months prior to the expiration of any Major Lease (as defined below); (ii) the date upon which a tenant under a Major Lease is required to give notice of its exercise of a renewal option under a Major Lease, if such renewal has not been exercised; (iii) an event of default under any Major Lease; or (iv) a bankruptcy or insolvency proceeding by any tenant under a Major Lease. A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the leasing reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, or (y) the occurrence of any of the following: with respect to clauses (i) or (ii) above, upon the earlier to occur of (A) the date on which the subject tenant under the Major Lease exercises its renewal or extension option and sufficient funds have accumulated in the special rollover reserve subaccount to pay for all anticipated and approved major lease leasing expenses for such Major Lease, (B) the date on which at least 75% of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases in accordance with the terms of the loan documents, and all leasing expenses have been paid in full, and (C) the property has achieved a debt service coverage ratio of at least 1.20x; with respect to clause (iii) above, if the subject default has been cured, and no other default has occurred under a Major Lease for a period of six consecutive months following such cure; with respect to clause (iv) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” is the Invidior lease and any other lease which covers 31,000 or more rentable square feet at The Fairfax Building Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

THE FAIRFAX BUILDING

Property Management. The Fairfax Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer The Fairfax Building Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Fairfax Building Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

No. 9 – Landmark Center

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch//Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,125,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$16,125,000			Location:	Indianapolis, IN
% of Initial Pool Balance:	2.3%			Size:	306,074 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$52.68
Borrower Name:	Landmark Acquisitions, LLC			Year Built/Renovated:	1984/NAP
Sponsor:	Fairbridge Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.490%			Property Manager:	Cassidy Turley Commercial Real Estate Services, Inc
Note Date:	June 22, 2015			3rd Most Recent Occupancy (As of)(2):	58.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	62.2% (12/31/2013)
Maturity Date:	July 1, 2025			Most Recent Occupancy (As of)(2):	96.3% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(2):	99.5% (6/3/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of) (3):	$1,729,313 (12/31/2014)
Call Protection:	L(59),GRTR 1% or YM(57),O(4)			Most Recent NOI (As of) (3):	$619,808 (TTM 4/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,831,599
				U/W Expenses:	$2,846,196
				U/W NOI(3):	$1,985,403
				U/W NCF(3):	$1,585,684
Escrows and Reserves(1):				U/W NOI DSCR:	2.03x
				U/W NCF DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.3%
Taxes	$119,618	$39,873	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$42,008	$3,819	NAP	As-Is Appraised Value:	$22,000,000
Replacement Reserves	$6,377	$6,377	NAP	As-Is Appraisal Valuation Date:	June 1, 2015
TI/LC Reserve	$1,525,952	$25,952	$2,000,000	Cut-off Date LTV Ratio:	73.3%
Rent Abatement	$7,330	$0	NAP	LTV Ratio at Maturity or ARD:	64.2%

(1)	See “Escrows” section.
(2)	See “The Property” and “Historical Occupancy” sections.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Landmark Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in the central business district of Indianapolis, Indiana (the “Landmark Center Property”). The Landmark Center Mortgage Loan was originated on June 22, 2015 by Société Générale. The Landmark Center Mortgage Loan had an original principal balance of $16,125,000, has an outstanding principal balance as of the Cut-off Date of $16,125,000 and accrues interest at an interest rate of 4.490% per annum. The Landmark Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Landmark Center Mortgage Loan matures on July 1, 2025.

Following the lockout period, the borrowers have the right to prepay the Landmark Center Mortgage Loan in whole, but not in part, on any date before April 1, 2025 along with a payment equal to the greater of 1% of the loan balance or yield maintenance. In addition, the Landmark Center Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LANDMARK CENTER

Sources and Uses

Sources			Uses
Original loan amount	$16,125,000	68.1%	Purchase price	$21,500,000	90.8%
Sponsor’s new cash contribution	7,549,367	31.9	Reserves	1,701,285	7.2
			Closing costs	473,082	2.0
Total Sources	$23,674,367	100.0%	Total Uses	$23,674,367	100.0%

The Property. The Landmark Center Property is a twelve-story, 306,074 square foot, multi-tenant, class A office building located within the Indianapolis, Indiana central business district. The Landmark Center Property was built in 1984 and provides 988 surface parking spaces via six parking lots, resulting in a parking ratio of 3.33 spaces per 1,000 square feet of rentable area. Amenities include a recently constructed fitness center, a yoga studio, an indoor bicycle storage, a conference center, a cafe, on-site management, and 24-hour security. From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased to approximately 60% from 2011 through 2013 due to the expiration of Anthem Insurance’s lease for 97,769 square feet (31.9% of net rentable area) on November 30, 2011 and Baldwin & Lyons Inc.’s lease for 83,303 square feet (27.2% of total net rentable area) on August 31, 2013. Since March 2013, there has been approximately 191,089 square feet of new leasing at the Landmark Center Property allowing the occupancy to stabilize in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied.

The following table presents certain information relating to the tenancy at the Landmark Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Angie’s List	NR/NR/NR	96,667	31.6%	$17.00	$1,643,339	31.6%	4/30/2020(2)
Coordinated Care	NR/NR/NR	60,452	19.8%	$19.85	$1,200,139	23.1%	4/30/2017
Disciples of Christ	NR/NR/NR	52,653	17.2%	$17.71	$932,559	17.9%	Various(3)
Jacobs Engineering	NR/NR/NR	27,017	8.8%	$19.42	$524,670	10.1%	3/31/2018
United States of America Department of Veteran Affairs	AAA/Aaa/AA+	25,395	8.3%	$22.10	$561,170	10.8%	10/09/2029(4)
Total Major Tenants		262,184	85.7%	$18.54	$4,861,877	93.4%

Non-Major Tenants		42,339	13.8%	$8.06	$341,393	6.6%

Occupied Collateral Total		304,523	99.5%	$17.09	$5,203,270	100.0%

Vacant Space		1,551	0.5%

Collateral Total		306,074	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through May 31, 2016, totaling $190,281.
(2)	Angie’s List has the right to terminate the lease upon twelve months’ notice beginning April 30, 2017.
(3)	Disciples of Christ occupies one space totaling 52,464 square feet (17.1% of net rentable area with Annual U/W Base Rent of $17.75 per square foot and 17.8% of Annual U/W Base Rent) with a lease expiration of August 31, 2029 and one storage space totaling 189 square feet (0.1% of net rentable area) with a lease expiration of September 30, 2019.
(4)	The United States of America Department of Veteran Affairs has the right to terminate the lease upon 90 days’ notice beginning October 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Landmark Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	18,409	6.0%	18,409	6.0%	$16,999(4)	$0.92(4)
2015	1	352	0.1%	18,761	6.1%	$2,464	$7.00
2016	1	1,894	0.6%	20,655	6.7%	$30,000	$15.84
2017	5	67,967	22.2%	88,622	29.0%	$1,304,654	$19.20
2018	1	27,017	8.8%	115,639	37.8%	$524,670	$19.42
2019	4	9,123	3.0%	124,762	40.8%	$96,239	$10.55
2020	2	101,341	33.1%	226,103	73.9%	$1,731,911	$17.09
2021	0	0	0%	226,103	73.9%	$0	$0.00
2022	0	0	0%	226,103	73.9%	$0	$0.00
2023	0	0	0%	226,103	73.9%	$0	$0.00
2024	1	561	0.2%	226,664	74.1%	$3,927	$7.00
2025	0	0	0.0%	226,664	74.1%	$0	$0.00
Thereafter	2	77,859	25.4%	304,523	99.5%	$1,492,406	$19.17
Vacant	0	1,551	0.5%	306,074	100.0%	$0	$0.00
Total/Weighted Average	21	306,074	100.0%			$5,203,270	$17.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Annual underwritten base rent per square foot excludes vacant space.
(4)	Building Services occupies 18,145 square feet at the Landmark Center Property. There is no underwritten base rent associated with this space, resulting in deflated Annual U/W Base Rent PSF. Excluding this space, the Annual U/W Base Rent PSF is $18.17.

The following table presents historical occupancy percentages at the Landmark Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	6/3/2015(3)
58.9%	62.2%	96.3%	99.5%

(1)	Information obtained from the borrower.
(2)	From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased between 2011 and 2013 due to sizeable tenant lease expirations, including Anthem Insurance’s 97,969 square foot space (31.9% total net rentable area) on November 30, 2011 and Baldwin & Lyon Inc.’s 83,303 square foot space (27.2% of total net rentable area) on August 31, 2013. Occupancy stabilized in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash Flow at the Landmark Center Property:

Cash Flow Analysis

	2014	TTM 4/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$2,484,035	$3,332,886	$5,203,270	107.7%	$17.00
Grossed Up Vacant Space	0	0	28,694	0.6	0.09
Total Reimbursables	107,119	106,794	128,630	2.7	0.42
Other Income	1,829,952(2)	7,156	4,571	0.1	0.01
Less Vacancy and Collection Loss	(3,737)	(7,318)	(533,566) (3)	(11.0)	(1.74)
Effective Gross Income	$4,417,369	$3,439,518	$4,831,599	100.0%	$15.79

Total Operating Expenses	$2,688,056	$2,819,710	$2,846,196	58.9%	$9.30

Net Operating Income	$1,729,313(4)	$619,808(4)	$1,985,403(4)	41.1%	$6.49
TI/LC	0	0	323,201	6.7	1.06
Capital Expenditures	0	0	76,519	1.6	0.25
Net Cash Flow	$1,729,313	$619,808	$1,585,684	32.8%	$5.18

NOI DSCR	1.77x	0.63x	2.03x
NCF DSCR	1.77x	0.63x	1.62x
NOI DY	10.7%	3.8%	12.3%
NCF DY	10.7%	3.8%	9.8%

(1)	The underwritten base rent increase versus the April 30, 2015 trailing twelve month and year end 2014 base rent is due to Baldwin and Lyon, Inc. vacating their 83,303 square foot space (27.2% of total net rentable square footage) on August 31, 2013. Occupancy stabilized in 2014 and as of June 3, 2015, the Landmark Center Property was 99.5% occupied.
(2)	Other income for 2014 includes several non-recurring items including (i) $1,066,628 of tenant improvement reimbursements from Disciples of Christ to the previous owner of the Landmark Center Property, and (ii) a $707,307 tax refund from Marion County to the previous owner of the Landmark Property Center due to a successful tax appeal.
(3)	The underwritten economic vacancy is 9.9%. The Landmark Center Property was 99.5% occupied as of June 3, 2015.
(4)	From 2004 to 2010, the Landmark Center Property maintained an average occupancy of 94.5%. Occupancy decreased to approximately 60% from 2011 through 2013 due to the expiration of Anthem Insurance’s lease for 97,769 square feet (31.9% of net rentable area) on November 30, 2011 and Baldwin & Lyons Inc.’s lease for 83,303 square feet (27.2% of net rentable area) on August 31, 2013. The decrease from 2014 net operating income to TTM April 30, 2015 net operating income is a result of these large vacancies. The increase from TTM April 30, 2015 net operating income to underwritten net operating income is a result of new leasing activity totaling 196,951 square feet (64.3% of net rentable area) and $3,483,522 of annual base rent

Appraisal. As of the appraisal valuation date of June 1, 2015, the Landmark Center Property had an “as-is” appraised value of $22,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2015, there was no evidence of any recognized environmental conditions at the Landmark Center Property.

Market Overview and Competition. The Landmark Center Property is located in the city of Indianapolis within the central business district. Primary access to the neighborhood is provided by Interstate 65 and Interstate 70. These roads connect to other major interstates including Interstate 465, which circles the city of Indianapolis and connects to Interstate 69/State Route 37 which traverses the City of Indianapolis and provides access to Hamilton County, the fastest growing residential area in Indiana according to the Appraisal. The Indianapolis metropolitan statistical area has outperformed the nation in employment growth since enduring the national recession of 2008-2009. Employment grew in Indianapolis at a rate of 2.2% annually between 2000 and 2010, compared to absolute job losses in many Midwestern cities and job growth of 1.6% nationally.

According to a third-party market report, the Landmark Center Property is located in the Indianapolis central business district within the Downtown office submarket, which comprises approximately 11.6 million square feet of class A office space as of the second quarter of 2015. The submarket occupancy rate was 89.3% and asking rent for downtown class A space is $19.07 per square foot on a gross basis. The appraisal identified seven direct competitors totaling approximately 812,815 square feet with a weighted average occupancy of 93.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office properties for the Landmark Center Property:

Competitive Set(1)

	Landmark Center (Subject)	Capitol View Professional Center	The Buick	The Lexington at Meridian	Gateway Plaza	500 North Meridian	Education & Research Institute	429 on Penn
Location	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN	Indianapolis, IN
Distance from Subject	--	5 blocks	2 blocks	1 block	1 block	6 blocks	6 blocks	7 blocks
Property Type	Office	Office	Office	Office	Office	Office	Office	Office
Total GLA	306,074 SF	61,640 SF	54,885 SF	18,000 SF	279,171 SF	230,000 SF	67,119 SF	102,000 SF
Total Occupancy	96%	100%	100%	100%	82%	100%	100%	99%

(1)      Information obtained from the appraisal.

The Borrower. The borrower is Landmark Acquisitions, LLC, a limited liability company and a single purpose entity. Fairbridge Partners, LLC is the guarantor of certain nonrecourse carveouts under the Landmark Center Mortgage Loan, including a carveout for the 1031 Exchange (as described below).

The Sponsor. The sponsor is Fairbridge Partners, LLC which currently owns four office buildings in three states totaling in excess of 580,000 square feet. The Sponsor has two individual members. The managing member is Dimitry I. Gordeev (with a 10% ownership interest) and the remaining 90% interest is owned by Sergey Chernikov. Dimitry Gordeev is an American citizen and a resident of Princeton, NJ. Mr. Gordeev holds a PhD in macroeconomics from the International University in Moscow and an MBA from Temple University in Philadelphia. Mr. Gordeev has over 10 years of experience in real estate acquisitions and asset management. Prior to becoming the managing member of Fairbridge Partners, Mr. Gordeev held senior management positions with On-Board Engineering and with the IDG Group.

Reverse 1031 Exchange. The borrower acquired the Landmark Center Property subject to the terms of a reverse 1031 exchange (the “1031 Exchange”). Within 185 days of the date of the closing of the Landmark Center Mortgage Loan, all of the membership interests in the borrower, currently held by the 1031 Exchange accommodator, are required to be transferred from the 1031 Exchange accommodator, to the sponsor whether or not the 1031 Exchange closes. During this 185 day period, the sponsor will control the Landmark Center Property as a manager of the borrower.

Escrows. The loan documents provide for upfront escrows in the amount of $119,618 for real estate taxes, $42,008 for insurance, $6,377 for replacement reserves, $1,525,952 for outstanding tenant improvement and leasing commissions, and $7,330 for a free rent reserve for Adecco. The loan documents also provide for ongoing escrows in the amount of $39,873 for real estate taxes, $3,819 for insurance, $6,377 for replacement reserves, and $25,952 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve will be capped at $2,000,000.

Lockbox and Cash Management. The Landmark Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to deposit their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager are deposited into the lockbox account within one business day of receipt. Prior to a Cash Management Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept to a lender controlled cash management account.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x as of the last day of any two consecutive calendar quarters; (iii) the maturity date of July 1, 2025; (iv) the occurrence of a Lease Sweep Period (as defined below); or (v) the date that is six months after the date of the closing of the Landmark Center Mortgage Loan, if the 1031 Exchange has not been completed. A Cash Management Period will expire upon: with respect to clause (i), the event of default is cured and no other event of default has occurred and is continuing; with respect to clause (ii), the amortizing debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; with respect to clause (iii), the Landmark Center Mortgage Loan is paid in full; with respect to clause (iv), the Lease Sweep Period has ended; or with respect to clause (v), the 1031 Exchange has been completed.

A “Lease Sweep Period” will commence upon the first payment date following (i) 12 months prior to the lease expiration of a tenant occupying at least 30,000 square feet or representing at least 10% of the gross annual rents (a “Major Tenant”); (ii) the date upon which a Major Tenant is required to give notice of lease renewal and such renewal has not been exercised; or (iii) the date upon which a Major Tenant’s lease is in default, terminated or canceled or such Major Tenant is no longer in occupancy or solvent. A Lease Sweep Period will end upon: (a) the date upon which the TI/LC reserve account reaches a balance of $2,000,000; or (b) the date upon which such Major Tenant renews their lease, such Major Tenant default is cured, such Major Tenant is no longer insolvent or another acceptable replacement tenant executed a lender approved lease for such space.

Property Management. The Landmark Center Property is managed by Cassidy Turley Commercial Real Estate Service, Inc.

Assumption. The borrower has the right to transfer the Landmark Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Landmark Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

No. 10 – Beltramo Office

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch//Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$16,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,000,000			Location:	Menlo Park, CA
% of Initial Pool Balance:	2.2%			Size:	26,927 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$594.20
Borrower Name:	LDH 1460, LLC			Year Built/Renovated:	2014/NAP
Sponsors:	Derek Hunter, Jr. and Hunter Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.192%			Property Manager:	Self-managed
Note Date:	July 21, 2015			3rd Most Recent Occupancy(2):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAP
Maturity Date:	August 1, 2025			Most Recent Occupancy(2):	NAP
IO Period:	60 months			Current Occupancy:	100.0% (6/23/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information(2):
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAP
Call Protection:	L(24),GRTR 1% or YM or D(89),D(2),O(5)			Most Recent NOI(2):	NAP
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,064,619
				U/W Expenses:	$427,524
				U/W NOI(2):	$1,637,095
				U/W NCF:	$1,556,932
				U/W NOI DSCR:	1.75x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.7%
Taxes	$62,139	$15,535	NAP	As-Stabilized Appraised Value(3):	$28,400,000
Insurance	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(3):	October 1, 2016
Outstanding TI/LC Reserve	$999,032	$0	$0	Cut-off Date LTV Ratio(3):	56.3%
Rent Abatement	$483,562	$0	$0	LTV Ratio at Maturity or ARD(3):	51.3%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section. The Beltramo Office Property was built in 2014, therefore, no historical occupancies or financials are available. See “Historical Occupancy” and “Cash Flow Analysis” sections.
(3)	See “Appraisal” section. The Cut-off Date LTV Ratio based on the “as-is” appraised value is 60.2%.

The Mortgage Loan. The mortgage loan (the “Beltramo Office Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Menlo Park, California (the “Beltramo Office Property”). The Beltramo Office Mortgage Loan was originated on July 21, 2015 by Société Générale. The Beltramo Office Mortgage Loan had an original principal balance of $16,000,000, has an outstanding principal balance as of the Cut-off Date of $16,000,000 and accrues interest at an interest rate of 4.192% per annum. The Beltramo Office Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Beltramo Office Mortgage Loan matures on August 1, 2025.

Following the lockout period, the borrower has the right to prepay the Beltramo Office Mortgage Loan in whole, but not in part, on any date before February 1, 2025 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. The borrower will also have the right to defease the Beltramo Office Mortgage Loan in whole, but not in part, on any date before April 1, 2025. In addition, the Beltramo Office Mortgage Loan is prepayable without penalty on or after April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BELTRAMO OFFICE

Sources and Uses

Sources			Uses
Original loan amount	$16,000,000	100.0%	Loan payoff	$11,719,625	73.2%
			Reserves	1,544,733	9.7
			Closing costs	235,421	1.5
			Return of equity	2,500,221	15.6
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Property. The Beltramo Office Property is a two-story, 26,927 square foot, multi-tenant class A office building constructed in 2014 and located in Menlo Park, California, in Silicon Valley approximately 2.0 miles north of Stanford University. Menlo Park is situated approximately 1 mile from Palo Alto, 8 miles from Mountain View, 21 miles northwest of the San Jose central business district and 19 miles southeast of the San Francisco International Airport. The Beltramo Office Property provides 110 total parking spaces located in a subterranean parking garage and a surface lot, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of rentable area. As of June 23, 2015, The Beltramo Office Property was 100% leased by three tenants including Shearman & Sterling LLP, USVP Management Company, LLC and Lawyers Title Company. Shearman & Sterling LLP is a global law firm, founded in 1873 and headquartered in New York.

The following table presents certain information relating to the tenancy at the Beltramo Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Shearman & Sterling LLP	NR/NR/NR	13,386	49.7%	$64.89	$868,618	49.2%	3/31/2023(2)
USVP Management Company, LLC	NR/NR/NR	9,306	34.6%	$64.80	$603,029	34.2%	9/15/2023(3)
Lawyers Title Company	NR/NR/NR	4,235	15.7%	$69.00	$292,215	16.6%	6/30/2022(4)
Total Major Tenants		26,927	100.0%	$65.51	$1,763,862	100.0%

Occupied Collateral Total		26,927	100.0%	$65.51	$1,763,862	100.0%

Vacant Space		0	0.0%

Collateral Total		26,927	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent after the rent abatement periods end in October 2016. The lender reserved the full amount of the rent abatements.
(2)	Shearman & Sterling LLP has one, 5-year lease renewal option at the prevailing market rental rate with nine months’ notice.
(3)	USVP Management Company, LLC is expected to take occupancy in August 2015 and has one, 7-year lease renewal option at the prevailing market rental rate with 12 months’ notice.
(4)	Lawyers Title Company is expected to take occupancy in October 2015 and scheduled rent commences on October 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

BELTRAMO OFFICE

The following table presents certain information relating to the lease rollover schedule at the Beltramo Office Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	1	4,235	15.7%	4,235	15.7%	$292,215	$69.00
2023	2	22,692	84.3%	26,927	100.0%	$1,471,647	$64.85
2024	0	0	0.0%	26,927	100.0%	$0	$0.00
2025	0	0	0.0%	26,927	100.0%	$0	$0.00
Thereafter	0	0	0.0%	26,927	100.0%	$0	$0.00
Vacant	0	0	0.0%	26,927	100.0%	$0	$0.00
Total/Weighted Average	3	26,927	100.0%			$1,763,862	$65.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Beltramo Office Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/23/2015(2)
NAP	NAP	NAP	100.0%

(1)	The Beltramo Office Property was built in 2014 and, therefore, there is no historical occupancy.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Beltramo Office Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,763,862(2)	85.4%	$65.51
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	409,421	19.8	15.20
Less Vacancy & Credit Loss	(108,664)(3)	(5.3)	(4.04)
Effective Gross Income	$2,064,619	100.0%	$76.67

Total Operating Expenses	$427,524	20.7%	$15.88

Net Operating Income	$1,637,095	79.3%	$60.80
TI/LC	73,431	3.6	2.73
Capital Expenditures	6,732	0.3	0.25
Net Cash Flow	$1,556,932	75.4%	$57.82

NOI DSCR	1.75x
NCF DSCR	1.66x
NOI DY	10.2%
NCF DY	9.7%

(1)	The Beltramo Office Property was built in 2014 and, therefore historical financials are not available.
(2)	Underwritten base rent is the contractual rent after the rent abatements periods end. The lender reserved the full amount of the rent abatements.
(3)	The underwritten economic vacancy is 5.0%. The Beltramo Office Property was 100.0% leased as of June 23, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of June 5, 2015, the Beltramo Office Property had an “as-is” appraised value of $26,600,000 and an “as-stabilized” value of $28,400,000 as of October 1, 2016, which assumes all of the tenants’ rent abatement periods end. The lender reserved for all tenants’ rent abatements.

Environmental Matters. According to the Phase I environmental site assessment (“ESA”) dated June 17, 2015, a former offsite dry cleaners located at nearby 1438 El Camino Real (which is not part of the Beltramo Office Property) may have contaminated the ground water via leaky sewer lines over 25 years ago, which is considered a controlled recognized environmental condition. This was identified in 1986 as an active Voluntary Cleanup Program site under the oversight of the California Department of Toxic Substances Control (“CDTSC”). Per the Phase I ESA, the CDTSC has no active remediation ongoing nor is any additional remediation planned. The Phase I ESA recommended no further action for the Beltramo Office Property.

Market Overview and Competition. The Beltramo Office Property is located in Menlo Park, California, in Silicon Valley which encompasses 1,740 square miles of land and is generally comprised of San Mateo and Santa Clara Counties. San Mateo County is essentially the peninsula formed by the San Francisco Bay and the Pacific Ocean (excluding the City and County of San Francisco at its northern tip). Santa Clara County lies at the south end of the San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland metropolitan statistical area. Silicon Valley’s economy benefits from its thriving technology companies. According to a third party market report, Silicon Valley’s employment growth has outpaced the United States since 2011 and this trend is projected to continue. Additionally, the 2014 average household income within a one-, three- and five-mile radius of the Beltramo Office Property was $168,928, $137,134 and $148,615, respectively. The immediate area of the Beltramo Office Property includes office, retail, and residential properties. There is little vacant land available for new construction. The Menlo Park neighborhood offers many parks, cafes, shops and restaurants. The local area is considered to extend from Highway 92 (San Mateo/Foster City) to the north to Highway 237 (Mountain View/Palo Alto) to the south of the Beltramo Office Property. These highways connect the local area to areas of more affordable housing in the East Bay.

Office demand near the Beltramo Office Property is driven by nearby businesses and institutions such as Stanford University (2 miles southeast), Stanford Medical Center (1.8 miles southeast), Facebook’s headquarters (4.4 miles northeast), SLAC National Accelerator Laboratory (3.8 miles southwest), Google’s headquarters (7.8 miles southeast), as well as venture capital firms on Sand Hill Road (1.3 miles southeast) and executive housing in Atherton and Woodside. The Beltramo Office Property is located in the South County office submarket of San Francisco. According to the appraisal, as of the first quarter of 2015, the South County office submarket contained approximately 17.6 million square feet of office space with an asking rent of $64.56 per square foot on a gross basis and exhibited a direct vacancy rate of 5.1%. The micro-market of Menlo Park contains approximately 3.8 million square feet of office space with asking rents of $93.72 per square foot on a gross basis and exhibited a direct vacancy rate of 5.0%.

The following table presents certain information relating to some comparable office properties to the Beltramo Office Property:

Competitive Set(1)

	Beltramo Office (Subject)	873 Santa Cruz	640 Oak Grove	2180 Sand Hill Road	1906 El Camino Real	155 Linfield Drive
Location	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA	Menlo Park, CA
Distance from Subject	--	0.9 miles	0.6 miles	3.3 miles	0.4 miles	1.7 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2014/NAP	1965/NAV	2008/NAV	1975/NAV	2010/NAV	1990/NAV
Stories	2	2	2	4	2	2
Total GLA	26,927 SF	14,000 SF	5,690 SF	42,000 SF	11,967 SF	24,250 SF
Total Occupancy	100%	NAV	100%	NAV	NAV	100%

   (1)    Information obtained from the appraisal.

The Borrower. The borrower is LDH 1460, LLC, which is a California limited liability company and single purpose entity. Derek K. Hunter, Jr. is the guarantor of certain nonrecourse carveouts under the Beltramo Office Mortgage Loan.

The Sponsors. The sponsors are Hunter Properties, Inc. and Derek Hunter, Jr. Hunter Properties, Inc., managed by Derek Hunter, Jr., was founded in 1960 and is a real estate development and investment firm located in Cupertino, California with a primary focus on the Silicon Valley market. For over 50 years, Hunter Properties, Inc. has built, developed and owned in excess of 4.5 million square feet of commercial, retail and industrial properties with an estimated value in excess of $2.0 billion. The company continues to develop and manage properties with a current portfolio of 17 properties totaling 2.1 million square feet.

Escrows. The loan documents provide for an upfront real estate tax escrow in the amount of $62,139, ongoing monthly tax escrows of $15,535 and an upfront reserve in the amount of $999,032 for outstanding tenant improvements and leasing commissions related to the three existing leases. Additionally, the loan documents provide for an upfront rent abatement reserve in the amount of $483,562, which represents the amount of free rent associated with the three existing leases. The loan documents also provide for a springing monthly insurance reserve (i) during a Cash Management Period (as defined below), (ii) upon a failure to maintain property insurance required under the loan documents, (iii) if insurance is no longer provided under a blanket policy or, (iv) if the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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fails to make timely insurance premium payments or promptly provide proof of payment to the lender before delinquency. Lastly, the loan documents provide for a cash flow sweep to be used for tenant improvement/leasing commission during a Lease Sweep Period (as defined below).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period, the borrower will be required to establish a lender-controlled lockbox and direct tenants to deposit all rents directly into such lockbox account. During a Cash Management Period, all funds on deposit in the operating account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default under the loan documents; (ii) the amortizing debt service coverage ratio falling below 1.15x as of the last day of any two consecutive calendar quarters; (iii) the maturity date of August 1, 2025; or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire upon: with respect to clause (i), upon the event of default (as defined below) being cured and no other event of default has occurred and is continuing; with respect to clause (ii), the amortizing debt service coverage ratio being greater than or equal to 1.15x for two consecutive calendar quarters; or with respect to clause (iv), the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon (i) the date nine months prior to the lease expiration of a tenant occupying at least 10,000 square feet (a “Major Tenant”); (ii) the date upon which a Major Tenant is required to give notice of lease renewal; or (iii) the date upon which a Major Tenant’s lease is in default, terminated or canceled or such Major Tenant is no longer in occupancy or solvent. A Lease Sweep Period will end when: (a) with respect to Shearman & Sterling LLP, there is $735,000 accumulated in the Special Reserve Rollover Account or with respect to any other Major Tenant, there is an amount equal to at least $27.50 per square foot, and (b) with respect to clauses (i), (ii) and (iii), the Major Tenant renews their lease, the Major Tenant default is cured, or the Major Tenant is no longer insolvent or another tenant has executed a lender-approved lease for such space.

Property Management. The Beltramo Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Beltramo Office Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-SG1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Beltramo Office Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 17, 2015 indicated a probable maximum loss of 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Wells Fargo Commercial Mortgage Trust 2015-SG1	Transaction Contact Information

I.     Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

John Caputo	Tel. (212) 278-5086

Warren Geiger	Tel. (212) 278-5692

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57